UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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CISCO SYSTEMS, INC.

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CISCO SYSTEMS, INC.

September 25, 2013

DEAR CISCO SHAREHOLDER:

You are cordially invited to attend the Annual Meeting of Shareholders of Cisco Systems, Inc., which will be held on the Cisco campus in Building 9 located at 260 East Tasman Drive, San Jose, California on Tuesday, November 19, 2013 at 10:00 a.m. Pacific Time. You will find a map with directions to the annual meeting on the final page of the Proxy Statement.

Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Shareholders and the Proxy Statement.

We are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the annual meeting.

We look forward to seeing you at the annual meeting.

John T. Chambers

Chairman and Chief Executive Officer

San Jose, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, you may submit your proxy and voting instructions via the Internet or by telephone, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the Proxy Statement for a description of these voting methods. If your shares are held by a bank, brokerage firm or other holder of record (your record holder) and you have not given your record holder instructions to do so, your record holder will NOT be able to vote your shares with respect to any matter other than ratification of the appointment of Cisco’s independent registered public accounting firm. We strongly encourage you to vote.

CISCO SYSTEMS, INC.

170 West Tasman Drive

San Jose, California 95134-1706

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 19, 2013

The Annual Meeting of Shareholders of Cisco Systems, Inc. will be held on the Cisco campus in Building 9, which is located at 260 East Tasman Drive, San Jose, California, on Tuesday, November 19, 2013 at 10:00 a.m. Pacific Time for the following purposes:

1. To elect twelve members of Cisco’s Board of Directors;

2. To approve the amendment and restatement of the Cisco Systems, Inc. 2005 Stock Incentive Plan;

3. To vote on a non-binding advisory resolution to approve executive compensation;

4. To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 26, 2014;

5. To vote upon a proposal submitted by a shareholder, if properly presented at the annual meeting; and

6. To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof is September 20, 2013. The stock transfer books will not be closed between the record date and the date of the annual meeting. A list of shareholders entitled to vote at the annual meeting will be available for inspection at Cisco’s principal executive offices at the address listed above.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Chandler

Secretary

San Jose, California

September 25, 2013

CISCO SYSTEMS, INC.

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

Directions to Building 9 on Cisco’s San Jose Campus	See final page

CISCO SYSTEMS, INC.

170 West Tasman Drive

San Jose, California 95134-1706

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation, for the Annual Meeting of Shareholders to be held at 10:00 a.m. Pacific Time on Tuesday, November 19, 2013, on the Cisco campus in Building 9, which is located at 260 East Tasman Drive, San Jose, California, and at any adjournments or postponements of the annual meeting. These proxy materials were first sent on or about September 30, 2013 to shareholders entitled to vote at the annual meeting.

PURPOSE OF MEETING

The annual meeting will be held for the following purposes:

•	To elect twelve members of Cisco’s Board of Directors (Proposal No. 1);

•	To approve the amendment and restatement of the Cisco Systems, Inc. 2005 Stock Incentive Plan (“2005 Stock Incentive Plan”) (Proposal No. 2);

•	To vote on a non-binding advisory resolution to approve executive compensation (Proposal No. 3);

•	To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 26, 2014 (Proposal No. 4);

•	To vote upon a proposal submitted by a shareholder, if properly presented at the annual meeting (Proposal No. 5); and

•	To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

VOTING

Voting Rights

Only shareholders of record of Cisco common stock on September 20, 2013, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 5,384,463,933 shares of common stock outstanding.

A majority of the outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the annual meeting but does not vote on a particular proposal, except for Proposal No. 4, because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

In the election of directors, a nominee will be elected if the votes cast “for” the nominee constitute a majority of the shares of common stock present or represented by proxy and voting at the meeting and also constitute at least a majority of the required quorum. Shareholders may not cumulate votes in the election of directors. The other proposals require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum.

Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals has received the vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting. However, abstentions and broker non-votes could prevent the approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Admission to Meeting

You are entitled to attend the annual meeting if you were a shareholder of record or a beneficial owner of our common stock as of September 20, 2013, the record date, or you hold a valid legal proxy for the annual meeting. If you are a shareholder of record, you may be asked to present valid picture identification, such as a driver’s license or passport, for admission to the annual meeting.

If your shares are registered in the name of a bank, brokerage firm or other holder of record (your record holder), you may be asked to provide proof of beneficial ownership as of the record date, such as a brokerage account statement, a copy of the Notice of Internet Availability or voting instruction form provided by your record holder, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

Registration will begin at 8:30 a.m. Pacific Time on the date of the annual meeting. If you do not provide picture identification and comply with the other procedures outlined above, you may not be admitted to the annual meeting. We recommend that you arrive early to ensure that you are seated by the commencement of the annual meeting.

Recommendations of the Board of Directors

Cisco’s Board of Directors recommends that you vote:

•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan (Proposal No. 2);

•	FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 3);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 26, 2014 (Proposal No. 4); and

•	AGAINST the proposal submitted by a shareholder (Proposal No. 5).

Voting via the Internet, by Telephone or by Mail

Holders of shares of Cisco common stock whose shares are registered in their own name with Cisco’s transfer agent, Computershare Investor Services, are record holders. As an alternative to voting in person at the annual meeting, record holders may vote via the Internet, by telephone or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

For those record holders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. If you are a shareholder who elects to vote by mail, you should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan (Proposal No. 2), FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 3), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 26, 2014 (Proposal No. 4), AGAINST the proposal submitted by a shareholder (Proposal No. 5), and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Cisco shareholders whose shares are not registered in their own name with Computershare are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If your shares are held beneficially in street name and you have not given your record holder voting instructions, your record holder will not be able to vote your shares with respect to any matter other than ratification of the appointment of Cisco’s independent registered public accounting firm. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from your record holder giving you the right to vote such shares in person at the annual meeting.

For those shareholders who receive a Notice of Internet Availability of Proxy Materials (described under “Internet Availability of Proxy Materials” below), the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy on the Internet, which contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

Revocation of Proxies

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Cisco’s Secretary at Cisco’s principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described under “Admission to Meeting” above.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The names of persons who are nominees for director and their current positions and offices with Cisco are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. The authorized number of directors is presently fourteen, and in connection with the election of directors at the annual meeting the authorized number of directors is being reduced to twelve.

Each of the current directors, other than Larry R. Carter and Richard M. Kovacevich, has been nominated for election by the Board of Directors upon recommendation by the Nomination and Governance Committee and has decided to stand for election. Mr. Carter and Mr. Kovacevich were not eligible to be renominated for election under Cisco’s age limit policy. The policy provides that no individual will be eligible to be nominated or renominated for election to the Board of Directors after his or her 70th birthday. Both Mr. Carter and Mr. Kovacevich intend to serve on the Board of Directors through the date of the annual meeting.

The Board of Directors appointed Gregory Q. Brown to the Board of Directors in January 2013 upon the recommendation of the Nomination and Governance Committee. Mr. Brown was brought to the attention of the Nomination and Governance Committee as a potential candidate by Mr. Chambers, Cisco’s Chairman and Chief Executive Officer.

Nominees	Positions and Offices Held with Cisco
Carol A. Bartz	Lead Independent Director
Marc Benioff	Director
Gregory Q. Brown	Director
M. Michele Burns	Director
Michael D. Capellas	Director
John T. Chambers	Chairman and Chief Executive Officer
Brian L. Halla	Director
Dr. John L. Hennessy	Director
Dr. Kristina M. Johnson	Director
Roderick C. McGeary	Director
Arun Sarin	Director
Steven M. West	Director

Vote Required

Cisco’s bylaws and Corporate Governance Policies provide for a majority voting standard in uncontested elections of directors. As such, in an election where the Board of Directors has determined that the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board of Directors to serve until the next annual meeting of shareholders, and until his or her successor has been duly elected and qualified, if the number of shares voted for the nominee exceeds the number of shares voted against the nominee and also represents the affirmative vote of a majority of the required quorum. The required quorum for a meeting of Cisco shareholders is a majority of the outstanding shares of common stock. The majority voting standard would not apply, however, if the Board of Directors determines that the number of nominees for director exceeds the number of directors to be elected. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting would be elected.

The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, a nominee must receive more votes “for” than “against” and the number of votes “for” must be at least a majority of the required quorum. Proxies may not be voted for more than twelve directors, and shareholders may not cumulate votes in the election of directors. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. If you hold shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote so that your vote can be counted on this proposal.

Should any of the nominees fail to receive the vote required to be elected in accordance with Cisco’s bylaws, the term of his or her service as a director will end on the date that is the earlier of 90 days after the date on which the voting results are determined pursuant to California law or the date on which the Board of Directors selects a person to fill the office held by that director, unless he or she has earlier resigned.

Business Experience and Qualifications of Nominees

Ms. Bartz, 65, has been a member of the Board of Directors since November 1996. Since November 2005, she has served as Lead Independent Director. Ms. Bartz served as Chief Executive Officer and as a member of the board of directors of Yahoo! Inc. from January 2009 to September 2011 and as President of Yahoo! from April 2009 to September 2011. From May 2006 to February 2009, she was Executive Chairman of the Board of Autodesk, Inc. From April 1992 to April 2006, she served as Chairman of the Board and Chief Executive Officer of Autodesk. Prior to that, Ms. Bartz was employed by Sun Microsystems, Inc. from 1983 to April 1992. Ms. Bartz previously served as a director of Intel Corporation and NetApp, Inc., each ending in 2009, and as a director of Yahoo! ending in 2011.

Ms. Bartz brings to the Board of Directors leadership experience, including service as the chief executive of two public technology companies. These roles have required technology industry expertise combined with operational and global management expertise. Ms. Bartz also has experience as a public company outside director.

Mr. Benioff, 49, has been a member of the Board of Directors since August 2012. He has served as Chairman of the Board of Directors of salesforce.com, inc. since he co-founded the company in February 1999 and as its Chief Executive Officer since November 2001. Prior to that, Mr. Benioff was employed from 1986 to 1999 by Oracle Corporation, where he held a number of positions in sales, marketing and product development, lastly as a Senior Vice President. Mr. Benioff also serves as Chairman of the Board of Directors of the Salesforce.com Foundation.

As a founder, chairman and chief executive officer of a global enterprise cloud computing company, Mr. Benioff contributes technology, strategy and leadership skills to the Board of Directors. In addition, Mr. Benioff brings to the Board of Directors sales, marketing and product development skills from his experience at technology companies.

Mr. Brown, 53, has been a member of the Board of Directors since January 2013. He has served as the Chief Executive Officer of Motorola Solutions, Inc. since January 2011 and as its Chairman of the Board since May 2011. From August 2008 to January 2011, he served as Co-Chief Executive Officer of Motorola, Inc. and Chief Executive Officer of the Broadband Mobility Solutions business, and as President and Chief Executive Officer of Motorola, Inc. from January 2008 until August 2008. He joined Motorola in January 2003 and was elected to its board of directors in 2007. Prior to joining Motorola, he was chairman and CEO of Micromuse Inc. from 1999 to 2003.

Mr. Brown brings to the Board of Directors his expertise in the global technology and communications industry as well as leadership experience, including through his service as the chief executive officer of public companies. These roles have required technology industry expertise combined with operational and global management expertise.

Ms. Burns, 55, has been a member of the Board of Directors since November 2003. She has served as the Chief Executive Officer of the Retirement Policy Center sponsored by Marsh & McLennan Companies, Inc. since October 2011. In this capacity, she also serves as the Center Fellow and Strategic Advisor to the Stanford Center on Longevity at Stanford University. From September 2006 to October 2011, Ms. Burns served as Chairman and Chief Executive Officer of Mercer LLC, a global leader for human resources and related financial advice and services. She assumed that role after joining Marsh & McLennan Companies, Inc. in March 2006 as Chief Financial Officer. From May 2004 to January 2006, Ms. Burns served as Chief Financial Officer and Chief Restructuring Officer of Mirant Corporation, where she successfully helped restructure and emerge Mirant from bankruptcy. In 1999, Ms. Burns joined Delta Air Lines, Inc. assuming the role of Chief Financial Officer in 2000 and holding that position through April 2004. Delta filed for protection under Chapter 11 of the U.S. Bankruptcy Code in September 2005. She began her career in 1981 at Arthur Andersen LLP and became a partner in 1991. Ms. Burns also currently serves on the board of directors of The Goldman Sachs Group, Inc. She previously served as a director of Wal-Mart Stores, Inc., ending in 2013.

Ms. Burns provides to the Board of Directors expertise in corporate finance, accounting and strategy, including experience gained as the chief financial officer of three public companies. Through her experience gained as chief executive officer of Mercer, she brings expertise in global and operational management, including a background in organizational leadership and human resources. Ms. Burns also has experience serving as a public company outside director.

Mr. Capellas, 59, has been a member of the Board of Directors since January 2006. He has served as Principal at Capellas Strategic Partners since November 2012. He served as the Chairman of the Board of VCE Company, LLC (“VCE”) from January 2011 until November 2012 and as a member of the board of directors of VCE from May 2010 to November 2012. Mr. Capellas served as Chief Executive Officer of VCE from May 2010 to September 2011. He served as the Chairman of the Board of the Virtual Computing Environment Coalition from May 2010 until January 2011, at which time the activities of the Virtual Computing Environment Coalition were transferred into VCE. VCE is a joint venture between EMC Corporation and Cisco with investments from VMware, Inc. and Intel Corporation. Mr. Capellas also served as a Senior Advisor at Kohlberg Kravis Roberts & Co. from March 2010 to March 2013. Mr. Capellas was the Chairman and Chief Executive Officer of First Data Corporation from September 2007 to March 2010. From October 2006 to July 2007, Mr. Capellas served as a Senior Advisor at Silver Lake Partners. From November 2002 to January 2006, he served as Chief Executive Officer of MCI, Inc. (“MCI”), which had filed for bankruptcy in July 2002 and which was known as WorldCom, Inc. prior to its emergence from bankruptcy in April 2004. From March 2004 to January 2006, he also served as that company’s President. From November 2002 to March 2004, he was also Chairman of the Board of WorldCom, and he continued to serve as a member of the board of directors of MCI until January 2006. Mr. Capellas left MCI as planned in early January 2006 upon its acquisition by Verizon Communications Inc. Previously, Mr. Capellas was President of Hewlett-Packard Company from May 2002 to November 2002. Before the merger of Hewlett-Packard and Compaq Computer Corporation in May 2002, Mr. Capellas was President and Chief Executive Officer of Compaq, a position he had held since July 1999, and Chairman of the Board of Compaq, a position he had held since September 2000. Mr. Capellas held earlier positions as Chief Information Officer and Chief Operating Officer of Compaq.

Mr. Capellas brings to the Board of Directors experience in executive roles and a background of leading global organizations in the technology industry. Through this experience, he has developed expertise in several valued areas including strategic product development, business development, and finance.

Mr. Chambers, 64, has served as a member of the Board of Directors since November 1993 and as Chairman of the Board since November 2006. He joined Cisco as Senior Vice President in January 1991, was promoted to Executive Vice President in June 1994 and to Chief Executive Officer as of January 31, 1995. He also served as President from January 31, 1995 until November 2006. Before joining Cisco, he was employed by Wang Laboratories, Inc. for eight years, where, in his last role, he was the Senior Vice President of U.S. Operations.

Mr. Chambers has led Cisco for more than 18 years. Since his appointment as Chief Executive Officer, Cisco’s annual revenue has grown from $2.0 billion in fiscal 1995 to $48.6 billion in fiscal 2013. As Chairman and Chief Executive Officer, Mr. Chambers brings to the Board of Directors his thorough knowledge of Cisco’s business, strategy, people, operations, competition and financial position. Mr. Chambers provides recognized executive leadership and vision. In addition, he brings with him a global network of customer, industry and government relationships.

Mr. Halla, 67, has been a member of the Board of Directors since January 2007. He served as Chairman of the Board and Chief Executive Officer of National Semiconductor Corporation from May 1996 to November 2009, and continued to serve as Chairman of the Board of that company until May 2010. Additionally, he served as President of National Semiconductor Corporation from May 1996 to May 2005. Prior to May 1996, Mr. Halla served in several executive capacities at LSI Logic Corporation, where, in his last role, he was the Executive Vice President of LSI Logic Products. Prior to that, he held a variety of management positions at Intel Corporation.

Mr. Halla has leadership experience as the chief executive officer of a global technology company. His management and operational expertise is accompanied by a semiconductor industry background and technology acumen.

Dr. Hennessy, 61, has been a member of the Board of Directors since January 2002. He has been President of Stanford University since September 2000. He served as Provost of Stanford from June 1999 to August 2000, Dean of the Stanford University School of Engineering from June 1996 to June 1999, and Chair of the Stanford University Department of Computer Science from September 1994 to March 1996. Dr. Hennessy also currently serves on the board of directors of Google Inc. He previously served as a director of Atheros Communications, Inc., ending in 2010.

Dr. Hennessy brings to the Board of Directors an engineering background as well as skill in the development of information technology businesses. In addition, he has leadership and management experience, both in an academic context at Stanford University and in a corporate context as a board member of public and private technology companies.

Dr. Johnson, 56, has been a member of the Board of Directors since August 2012. Dr. Johnson has served as the President and Chief Executive Officer of Enduring Hydro, LLC, a clean energy development and consulting company, since January 2011. From May 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President for Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the Electrical and Computer Engineering Department, University of Colorado and as director of the National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at the University of Colorado, Boulder. She has received the John Fritz Medal, widely considered the highest award given in the engineering profession. Dr. Johnson currently serves on the board of directors of Boston Scientific Corporation and The AES Corporation. Until her appointment to the Department of Energy when she resigned from all public boards, she had previously served as a director of Boston Scientific Corporation, The AES Corporation, Nortel Networks Corporation, and Minerals Technologies Inc., each ending in 2009.

Dr. Johnson brings to the Board of Directors an engineering background as well as expertise in science, technology, business, education and government. In addition, she has leadership and management experience, both in an academic context as provost and dean of nationally recognized academic institutions and in a corporate context as a board member of public technology companies.

Mr. McGeary, 63, has been a member of the Board of Directors since July 2003. He served as Chairman of Tegile Systems, Inc. from June 2010 to June 2012. From November 2004 to December 2009, he served as Chairman of the Board of BearingPoint, Inc. and also was interim Chief Executive Officer of BearingPoint from November 2004 to March 2005. BearingPoint filed for protection under Chapter 11 of the U.S. Bankruptcy Code in February 2009 and its plan under Chapter 11 was declared effective as of December 30, 2009. Mr. McGeary served as Chief Executive Officer of Brience, Inc. from July 2000 to July 2002. From April 2000 to June 2000, he served as a Managing Director of KPMG Consulting LLC, a wholly owned subsidiary of BearingPoint, Inc. (formerly KPMG Consulting, Inc.). From August 1999 to April 2000, he served as Co-President and Co-Chief Executive Officer of BearingPoint, Inc. From January 1997 to August 1999, he was employed by KPMG LLP as its Co-Vice Chairman of Consulting. Prior to 1997 he served in several capacities with KPMG LLP, including audit partner for technology clients. Mr. McGeary is a Certified Public Accountant and holds a B.S. degree in Accounting from Lehigh University. Mr. McGeary also currently serves on the board of directors of PACCAR Inc. He previously served as a director of Dionex Corporation and National Semiconductor Corporation, each ending in 2011.

Mr. McGeary brings to the Board of Directors a combination of executive experience in management and technology consulting. He also has expertise in leading talented teams, and skills in finance, accounting and auditing with technology industry experience.

Mr. Sarin, 58, has been a member of the Board of Directors since September 2009 and previously served on the Board of Directors from September 1998 to July 2003. Mr. Sarin has served as a Senior Advisor at Kohlberg Kravis Roberts & Co. since October 2009. In April 2003, he became CEO designate of Vodafone Group Plc and served as its Chief Executive Officer from July 2003 to July 2008. He also served as a member of the board of directors of that company from 1999 to 2008. From July 2001 to January 2003 he was Chief Executive Officer of Accel-KKR Telecom. He was the Chief Executive Officer of InfoSpace, Inc., and a member of its board of directors from April 2000 to January 2001. He was the Chief Executive Officer of the USA/Asia Pacific Region for Vodafone AirTouch Plc from July 1999 to April 2000. From February 1997 to July 1999 he was the President of AirTouch Communications, Inc. Prior to that, he served as President and Chief Executive Officer of AirTouch International from April 1994 to February 1997. Mr. Sarin joined AirTouch Communications, Inc. in 1994 as

Senior Vice President Corporate Strategy and Development upon its demerger from Pacific Telesis Group which he joined in 1984. Mr. Sarin also currently serves on the boards of directors of Blackhawk Network Holdings, Inc., Safeway Inc. and The Charles Schwab Corporation. He previously served as a member of the Court of Directors of the Bank of England, ending in 2009. In 2010, Mr. Sarin was named an Honorary Knight of the British Empire for services to the communications industry.

Mr. Sarin provides to the Board of Directors a telecommunications industry and technology background, as well as leadership skills, including through his global chief executive experience at Vodafone Group Plc. He also provides an international perspective as well as expertise in general management, finance, marketing and operations. Mr. Sarin also has experience as a director, including service as an outside board member of companies in the information technology, banking, financial services, and retail industries.

Mr. West, 58, has been a member of the Board of Directors since April 1996. He is a founder and partner of Emerging Company Partners LLC, which was formed in January 2004 and provides executive management advisory and consulting services for early to mid-stage technology companies. He served as Chief Operating Officer of nCUBE Corporation, a provider of on-demand media systems, from December 2001 to July 2003. Prior to joining nCUBE, he was the President and Chief Executive Officer of Entera, Inc. from September 1999 until it was acquired by Blue Coat Systems, Inc. (formerly CacheFlow Inc.) in January 2001. From June 1996 to September 1999, he was President and Chief Executive Officer of Hitachi Data Systems, a joint venture computer hardware services company owned by Hitachi, Ltd. and Electronic Data Systems Corporation. Prior to that, Mr. West was at Electronic Data Systems Corporation from November 1984 to June 1996. Mr. West also currently serves on the board of directors of Autodesk, Inc.

Mr. West’s experience in the information technology industry includes a variety of leadership and strategic positions, which have provided him with accumulated expertise in operational management, strategy, finance, and experience as an outside board member and audit committee member. In addition, Mr. West has knowledge of Cisco acquired through more than 17 years of service on the Board of Directors.

Independent Directors

Upon recommendation of the Nomination and Governance Committee, the Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Chambers and Mr. Capellas is independent under the criteria established by NASDAQ for director independence. All members of each of Cisco’s Audit, Compensation and Management Development (“Compensation Committee”), and Nomination and Governance committees are independent directors. In addition, upon recommendation of the Nomination and Governance Committee, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards.

The NASDAQ criteria include a subjective test and various objective standards, such as that the director is not an employee of Cisco. The subjective test under NASDAQ criteria for director independence requires that each independent director not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board of Directors was made in the context of the objective standards referenced above. In making its independence determinations, the Board of Directors generally considers commercial, financial services, charitable, and other transactions and other relationships between Cisco and each director and his or her family members and affiliated entities. For example, the Nomination and Governance Committee reviewed, for each non-employee director, the amount of all transactions between Cisco and other organizations where such directors serve as executive officers or directors, none of which exceeded 1% of the recipient’s annual revenues during the relevant periods, except that Cisco procured technology licenses and services from Aricent, Inc., of which Mr. Sarin is a board member, and made related payments representing approximately 7% of Aricent’s annual revenues.

For each of the independent directors, the Board of Directors determined based on the recommendation of the Nomination and Governance Committee that none of the transactions or other relationships exceeded NASDAQ objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board of Directors considered a relationship that did not exceed NASDAQ objective standards but was identified by the Nomination and Governance Committee for further consideration by the Board of Directors under the subjective standard.

Dr. Hennessy is the President of Stanford University and serves as a member on the Stanford Board of Trustees. Cisco has various business and charitable dealings with Stanford, including donations to Stanford Hospital to support a corporate partners program, research grants, charitable donations by Cisco senior executives and board members, donations by the Cisco Foundation, licensing agreements, and ordinary course commercial relationships. The amount of payments made by Stanford to Cisco in each of the past three fiscal years represented less than 0.1% of Cisco’s annual revenues and the amount of payments made by Cisco to Stanford in each of the past three fiscal years represented less than 0.3% of Stanford’s annual revenues. The Board of Directors determined that this relationship would not interfere with the exercise of independent judgment by Dr. Hennessy in carrying out his responsibilities as a director.

Corporate Governance

Cisco is committed to excellence in corporate governance and maintains clear policies and practices that promote good corporate governance. Many of these policies and practices are designed to ensure compliance with the listing requirements of NASDAQ and applicable corporate governance requirements, including:

•	The Board of Directors has adopted clear corporate governance policies;

•	The Board of Directors has adopted majority voting for uncontested elections of directors;

•	A majority of the Board members are independent of Cisco and its management;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•	All members of the key committees of the Board of Directors—the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee—are independent;

•	The charters of the committees of the Board of Directors clearly establish the committees’ respective roles and responsibilities;

•	Cisco has a clear code of business conduct that is monitored by Cisco’s ethics office and is annually affirmed by its employees;

•

Cisco’s ethics office has a hotline available to all employees, and Cisco’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•

Cisco has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer;

•	Cisco’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to Cisco’s Audit Committee;

•	Cisco has adopted a compensation recoupment policy that applies to its executive officers; and

•	Cisco has stock ownership guidelines for its non-employee directors and executive officers.

Key information regarding Cisco’s corporate governance initiatives can be found on its website, including Cisco’s Corporate Governance Policies, Cisco’s Code of Business Conduct, and the charter for each committee of the Board of Directors. The corporate governance page can be found by clicking on “Corporate Governance” in the Investor Relations section of the website at investor.cisco.com.

Board Leadership Structure

Cisco’s Board of Directors believes strongly in the value of an independent board of directors. Currently, over 80% of the members of Cisco’s Board of Directors are independent. This includes all members of the key board committees—the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee. Cisco has established a Lead Independent Director role with broad authority and responsibility, as described further below. The independent members of the Board of Directors also meet regularly without management, which meetings are chaired by the Lead Independent Director. Ms. Bartz currently serves as Lead Independent Director, and Mr. Chambers currently serves as Cisco’s Chairman and Chief Executive Officer (“CEO”).

The Board of Directors believes that it should maintain flexibility to select Cisco’s Chairman and board leadership structure from time to time. Our policies do not preclude the CEO from also serving as Chairman of the Board. The Board of Directors believes that it is currently in the best interest of Cisco and its shareholders for Mr. Chambers to serve in both roles. The Board of Directors believes the role of Chairman and CEO, together with the role of the Lead Independent Director, provides an appropriate balance in Cisco’s leadership. The role given to the Lead Independent Director helps ensure a strong independent and active Board. In light of Mr. Chambers’ knowledge of Cisco and its industry, and his experience successfully navigating Cisco through both strong and challenging periods, his ability to speak as Chairman and CEO provides strong unified leadership for Cisco.

The Lead Independent Director is elected by and from the independent directors. Each term of service in the Lead Independent Director position is one year, and the Lead Independent Director has the following roles and responsibilities which are set forth in the Board of Directors’ corporate governance policies:

•	authority to call meetings of the independent directors;

•	presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors;

•	serving as principal liaison between the independent directors and the Chairman and CEO;

•	communicating from time to time with the Chairman and CEO and disseminating information to the rest of the Board of Directors as appropriate;

•	providing leadership to the Board of Directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;

•

reviewing and approving agendas, meeting schedules to assure that there is sufficient time for discussion of all agenda items, and information provided to the Board (including the quality, quantity and timeliness of such information);

•	being available, as appropriate, for consultation and direct communication with major shareholders; and

•	presiding over the annual self-evaluation of the Board of Directors.

The Role of the Board of Directors in Risk Oversight

We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities. Cisco’s management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of Cisco’s risk management. With the oversight of the Board of Directors, Cisco has implemented practices and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase shareholder value.

Cisco’s management has implemented an enterprise risk management, or ERM, program designed to work across the business to identify, assess, govern and manage risks and Cisco’s response to those risks. The structure of the ERM program includes quarterly global risk reviews by members of senior management, as well as an operating committee that focuses on risk management-related topics.

The Audit Committee, which oversees our financial and risk management policies, receives regular reports on ERM, including from the chair of the operating committee mentioned above. As part of the overall risk oversight framework, other committees of the Board of Directors also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Finance Committee oversees matters related to risk management policies and programs addressing currency, interest rate, equity, and insurance risk, as well as Cisco’s customer and channel partner financing activities, investment policy and certain risk management activities of Cisco’s treasury function. The Compensation Committee oversees compensation-related risk management, as discussed further under “Compensation and Management Development Committee” and in the “Compensation Philosophy and Objectives” portion of the Compensation Discussion and Analysis.

Each committee reports regularly to the full Board of Directors on its activities. In addition, the Board of Directors participates in regular discussions among the Board and with Cisco’s senior management of many core subjects, including strategy, operations, finance, and legal and public policy matters, in which risk oversight is an inherent element. The Board of Directors believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and working through its committees, including the independent Audit Committee, to participate actively in the oversight of management’s actions.

Board Meetings and Committees

During fiscal 2013, the Board of Directors held 7 meetings. During this period, all of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served. Cisco’s directors are strongly encouraged to attend the annual meeting of shareholders. Thirteen of Cisco’s directors attended last year’s annual meeting.

Cisco has five standing committees: the Audit Committee, the Compensation Committee, the Nomination and Governance Committee, the Acquisition Committee, and the Finance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on “Corporate Governance,” and then clicking on “Committees,” in the Investor Relations section of our website at investor.cisco.com.

The members of the committees and their independence status, as of the date of this Proxy Statement, are identified in the following table.

Director	Independent	Audit Committee	Compensation Committee	Nomination and Governance Committee	Acquisition Committee	Finance Committee
Carol A. Bartz	X		X	X
Marc Benioff	X				X
Gregory Q. Brown	X
M. Michele Burns	X	X	X			X
Michael D. Capellas					Chair	Chair
Larry R. Carter	X					X
John T. Chambers					X
Brian L. Halla	X		X
Dr. John L. Hennessy	X			X	X
Dr. Kristina M. Johnson	X			X	X
Richard M. Kovacevich	X			Chair		X
Roderick C. McGeary	X	X	Chair
Arun Sarin	X	X
Steven M. West	X	Chair				X

Audit Committee

The Audit Committee is responsible for reviewing the financial information which will be provided to shareholders and others, reviewing the system of internal controls which management and the Board of Directors have established, appointing, retaining and overseeing the performance of the independent registered public accounting firm, overseeing Cisco’s accounting and financial reporting processes and the audits of Cisco’s financial statements, and pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm. This committee held 16 meetings during fiscal 2013. The Board of Directors has determined that each of Ms. Burns and Mr. McGeary is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards.

Compensation and Management Development Committee

The Compensation Committee’s responsibility is to review the performance and development of Cisco’s management in achieving corporate goals and objectives and to assure that Cisco’s executive officers are compensated effectively in a manner consistent with Cisco’s strategy, competitive practice, sound corporate governance principles and shareholder interests. Toward that end, this committee reviews and approves Cisco’s compensation to executive officers.

The Compensation Committee’s responsibilities and duties include an annual review and approval of Cisco’s compensation strategy to ensure that it promotes shareholder interests and supports Cisco’s strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees, including review of compensation-related risk management. For fiscal 2013, the Compensation Committee performed these oversight responsibilities and duties by, among other things, directing a review of our compensation practices and policies generally, including conducting an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. Additional information regarding the Compensation Committee’s risk management review appears in the “Compensation Philosophy and Objectives” portion of the Compensation Discussion and Analysis.

This committee held 13 meetings during fiscal 2013. Each member of this committee is an independent director under applicable NASDAQ listing standards, including the additional independence requirements specific to compensation committee membership, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers and makes recommendations to the Board of Directors regarding the compensation of non-employee directors. The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FWC”) as its independent compensation consultant to help the Compensation Committee establish and implement its compensation philosophy, to evaluate compensation proposals recommended by management, and to provide advice and recommendations on competitive market practices and specific compensation decisions for executive officers and directors. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO and the Human Resources Department present compensation and benefit proposals to the Compensation Committee. FWC works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. FWC performs no other consulting or other services for Cisco and, to date, has not undertaken any projects for management. For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee determines and makes recommendations to the Board of Directors regarding compensation for non-employee directors using a process similar to the one used for determining compensation for Cisco’s executive officers, which is discussed in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement. Generally, the Compensation Committee annually reviews the market practice for non-employee directors for companies in Cisco’s peer group in consultation with FWC.

Nomination and Governance Committee

The Nomination and Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning Cisco’s corporate governance policies, and for recommending to the full Board of Directors candidates for election to the Board of Directors. This committee held 5 meetings during fiscal 2013. Each member of this committee is an independent director under applicable NASDAQ listing standards.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors is composed of a diverse group of leaders in their respective fields. The Board of Directors encourages selection of directors who will contribute to Cisco’s overall corporate goals: responsibility to its shareholders, technology leadership, effective execution, high customer satisfaction and superior employee working environment. The Nomination and Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time. The brief biographical description of each nominee set forth in the “Business Experience and Qualifications of Nominees” above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

In recommending candidates for election to the Board of Directors, the Nomination and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nomination and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nomination and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at Cisco’s annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Cisco’s bylaws. In particular, for the Nomination and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2014 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by Cisco’s Secretary between July 2, 2014 and August 1, 2014 (or, if the 2014 annual meeting is not held within 30 calendar days of the anniversary of the date of the 2013 annual meeting, within 10 calendar days after Cisco’s public announcement of the date of the 2014 annual meeting). The recommendation must include the same information as is specified in Cisco’s bylaws for shareholder nominees to be considered at an annual meeting, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the SEC rules, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.

Acquisition Committee

The Acquisition Committee reviews acquisition strategies and opportunities with management, approves certain acquisitions and investment transactions and also makes recommendations to the Board of Directors. This committee held 10 meetings during fiscal 2013.

Finance Committee

The Finance Committee reviews and approves Cisco’s global investment policy, reviews minority investments, fixed income assets, insurance risk management policies and programs and tax programs, oversees Cisco’s stock repurchase programs, and also reviews Cisco’s currency, interest rate and equity risk management policies and programs. This committee is also authorized to approve the issuance of debt securities, certain real estate acquisitions and leases, and charitable contributions made on behalf of Cisco. This committee held 8 meetings during fiscal 2013.

Director Compensation

This section provides information regarding the compensation policies for non-employee directors and amounts paid and securities awarded to these directors in fiscal 2013. Non-employee directors typically do not receive forms of remuneration, perquisites or benefits other than those described below, but are reimbursed for their expenses in attending meetings.

Fiscal 2013 Cash Compensation

Our non-employee director cash compensation program during fiscal 2013 consisted of the following:

•	Annual retainer of $75,000 for each non-employee director other than Mr. Brown, who received $59,350 for board service commencing in January 2013;

•	Additional annual retainer fee of $30,000 for serving as Lead Independent Director;

•	Additional annual retainer fee of $25,000 for serving as chair of the Audit Committee;

•	Additional annual retainer fee of $20,000 for serving as chair of the Compensation Committee;

•	Additional annual retainer fee of $15,000 for serving as chair of the Nomination and Governance Committee; and

•	Additional fee of $2,000 to each committee member for each standing committee meeting attended.

Fiscal 2013 Equity Compensation

The 2005 Stock Incentive Plan does not provide for automatic equity grants to non-employee directors, but instead provides for discretionary awards to non-employee directors that may not exceed 50,000 shares for any non-employee director in any fiscal year.

Effective as of November 15, 2012, the Board of Directors’ policy regarding initial equity grants for new non-employee directors and annual equity grants for elected non-employee directors provides the following:

•

The initial equity grant for non-employee directors consists of a restricted stock unit award covering shares of Cisco common stock with a fair market value equal to a pro rata portion of $190,000 based on the portion of the year of the new non-employee director’s board service. The restricted stock unit award will fully vest upon the annual meeting of shareholders following the new non-employee director’s appointment or election.

•

The annual equity grant for elected non-employee directors consists of a restricted stock unit award covering shares of Cisco common stock with a fair market value equal to $190,000, which shares will fully vest upon the completion of one year of board service.

On November 15, 2012, at the last annual meeting of shareholders, each of the non-employee director nominees was elected to the Board of Directors. Pursuant to the policy described above for annual equity grants, each director who had served as a non-employee member of the Board of Directors prior to the annual meeting received a restricted stock unit award covering 10,590 shares, except Mr. Benioff and Dr. Johnson. The shares subject to these restricted stock unit awards vest in full upon the completion of one year of board service.

In connection with their appointments to the Board of Directors on August 1, 2012, Mr. Benioff and Dr. Johnson each received an initial equity grant pursuant to the policy applicable prior to November 15, 2012. Each received a restricted stock unit award under the pre-existing policy covering 16,666 shares, which shares will vest in two equal annual installments upon the completion of each year of board service measured from August 1, 2012. Pursuant to the pre-existing policy, Mr. Benioff and Dr. Johnson did not receive an annual equity grant for elected non-employee directors on November 15, 2012 because they had not served as non-employee directors for at least six months prior to the election date.

Pursuant to the current policy described above for the initial equity grants, Mr. Brown, who was appointed to the Board of Directors during fiscal 2013, received a restricted stock unit award covering 7,309 shares, which shares will fully vest upon the annual meeting of shareholders following his appointment.

In addition to the vesting described above, the shares subject to the restricted stock units for non-employee directors will vest immediately in full upon certain changes in control or ownership of Cisco or upon the recipient’s death or disability while a member of the Board of Directors. Non-employee directors may elect to defer receipt of the initial and annual restricted stock units such that, to the extent the restricted stock units are vested, the units would be settled in shares after the non-employee director leaves the board.

Fiscal 2013 Total Director Compensation

The following table provides information as to compensation for services of the non-employee directors during fiscal 2013.

Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Carol A. Bartz	$127,000	(3)	$184,054	—	—	$311,054
Marc Benioff	$104,110		$303,988	—	—	$408,098
Gregory Q. Brown	$59,350		$146,253	—	—	$205,603
M. Michele Burns	$133,000		$184,054	—	—	$317,054
Michael D. Capellas	$111,000	(3)	$184,054	—	$2,014,112(4)	$2,309,166
Larry R. Carter	$91,000	(3)	$184,054	—	—	$275,054
Brian L. Halla	$99,000	(3)	$184,054	—	—	$283,054
Dr. John L. Hennessy	$97,000		$184,054	—	—	$281,054
Dr. Kristina M. Johnson	$116,110	(3)	$303,988	—	—	$420,098
Richard M. Kovacevich	$116,000		$184,054	—	—	$300,054
Roderick C. McGeary	$153,000		$184,054	—	—	$337,054
Arun Sarin	$105,000		$184,054	—	—	$289,054
Steven M. West	$140,000	(3)	$184,054	—	—	$324,054
Jerry Yang (5)	$10,000		—	—	—	$10,000

(1)

The amounts in the Stock Awards column represent the aggregate grant date fair values using an annualized dividend yield based on the per share dividends declared by its Board of Directors, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of restricted stock unit awards issued pursuant to the 2005 Stock Incentive Plan. The grant date fair value of the restricted stock unit award granted on November 15, 2012 to each non-employee director elected on that date, other than Mr. Benioff and Dr. Johnson was $184,054. The grant date fair value of the restricted stock unit award granted on September 12, 2012 to each of Mr. Benioff and Dr. Johnson was $303,988 and the grant date fair value of the restricted stock unit award granted to Mr. Brown on January 31, 2013 was $146,253. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested restricted stock units held by each non-employee director as of July 27, 2013, see the column “Unvested Restricted Stock Units Outstanding” in the table below.

(2)

No stock options were awarded to non-employee directors in fiscal 2013. For information regarding the number of outstanding stock options held by each non-employee director as of July 27, 2013, see the column “Stock Options Outstanding” in the table below.

The non-employee directors held the following numbers of stock options and unvested restricted stock units as of July 27, 2013.

Non-Employee Director	Stock Options Outstanding	Unvested Restricted Stock Units Outstanding
Ms. Bartz	70,000	10,590
Mr. Benioff	—	16,666
Mr. Brown	—	7,309
Ms. Burns	50,000	10,590
Mr. Capellas	80,000	10,590
Mr. Carter	114,000	10,590
Mr. Halla	65,000	10,590
Dr. Hennessy	70,000	10,590	*
Dr. Johnson	—	16,666
Mr. Kovacevich	30,000	10,590
Mr. McGeary	50,000	10,590	*
Mr. Sarin	—	10,590
Mr. West	30,000	10,590
Mr. Yang (5)	30,000	—

*	At the non-employee director’s election, the settlement of any vested shares underlying this award is deferred until after the non-employee director leaves the board.

(3)

Includes the value of fully vested shares of Cisco common stock received in lieu of the non-employee director’s regular annual cash retainer based on the fair market value of the shares on November 15, 2012, the date the regular annual cash retainer would otherwise have been paid. Based on the prior election by each director, Ms. Bartz, Mr. Capellas, Mr. Carter and Mr. Halla each received 4,180 shares with a value of $74,995, Dr. Johnson received 2,090 shares with a value of $37,497 and Mr. West received 1,045 shares with a value of $18,749, each based on the closing share price of Cisco common stock on November 15, 2012.

(4)

Represents amounts earned by Mr. Capellas and paid or payable by VCE for services rendered in all capacities to VCE during Cisco’s fiscal 2013, including VCE base salary, a bonus under a VCE fiscal 2012 short-term cash bonus plan for the second half of VCE’s fiscal 2012, a bonus under a second VCE fiscal 2012 short-term cash bonus plan, an award under VCE’s 2012 long-term cash incentive plan, payments for accrued vacation, and personal expenses valued at $15,694 related to a trip he and his spouse attended to recognize VCE sales personnel achievements and $6,235 in related tax restoration payments. Mr. Capellas served as the Chairman of the Board of VCE until November 2012. For a further description of VCE, see “Certain Transactions with Related Persons.”

Mr. Capellas’ annualized base salary during VCE’s fiscal 2012 was $700,000. Mr. Capellas’ cash bonus under a VCE short-term cash bonus plan for VCE’s fiscal 2012 had a target of $500,000 and a maximum of twice the target amount, based on the attainment of VCE financial and operational goals. Mr. Capellas’ cash bonus under a second VCE short-term cash bonus plan for VCE’s fiscal 2012 had a target (and maximum) of $500,000 based on the attainment of individual goals. In addition, Mr. Capellas participates in VCE’s 2012 long-term cash incentive plan. Mr. Capellas’ award under this plan has a target value of $3,000,000, which award will fully vest on the fifth anniversary of the award approval with the opportunity for performance accelerated vesting. Accelerated vesting of up to one-third of the award (with a maximum of twice that amount in each year) in each of the three VCE fiscal years 2012-2014 based on actual achievement against established financial and/or operational performance objectives is possible. The actual value of the award upon vesting is dependent upon VCE performance relative to the established targets. Mr. Capellas remains eligible to receive future awards under VCE’s 2012 long-term cash incentive plan.

(5)	Mr. Yang served on the Board of Directors through November 15, 2012.

Non-Employee Director Stock Ownership

Cisco’s Corporate Governance Policies include stock ownership guidelines for non-employee directors, which were approved in the current form in July 2008. These guidelines call for each non-employee director to own shares of Cisco’s common stock having a value equal to at least five times the non-employee director’s regular annual cash retainer, with a five-year period to attain that ownership level. To facilitate share ownership, non-employee directors may elect to receive, in lieu of all or a specified portion of their regular annual cash retainer, either fully vested shares of Cisco common stock or deferred stock units that would be settled in shares after the non-employee director leaves the board, based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid. Any shares (or shares subject to deferred stock units) received in lieu of any portion of a regular annual cash retainer do not count against the limit on the total number of shares that may be granted to a non-employee director during any fiscal year. The shares issued are granted under the 2005 Stock Incentive Plan.

For information on non-employee director elections to receive fully vested shares (or shares subject to deferred stock units) in lieu of cash with respect to the fiscal 2013 annual cash retainer, please see the table above entitled “Director Compensation” and the accompanying footnotes.

Shareholder Communications with the Board of Directors

Shareholders may communicate with Cisco’s Board of Directors through Cisco’s Secretary by sending an email to bod@cisco.com, or by writing to the following address: Board of Directors, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Shareholders also may communicate with Cisco’s Compensation Committee through Cisco’s Secretary by sending an email to compensationcommittee@cisco.com, or by writing to the following address: Compensation and Management Development Committee, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Cisco’s Secretary will forward all correspondence to the Board of Directors or the Compensation Committee, except for spam, junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Cisco’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within Cisco for review and possible response.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees listed herein.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE 2005 STOCK INCENTIVE PLAN

Cisco is requesting that shareholders approve the amendment and restatement of the 2005 Stock Incentive Plan, including the authorization of an additional 135 million shares of our common stock for issuance thereunder, which amendment and restatement was approved by the Board of Directors subject to shareholder approval. If the amendment and restatement is not approved by shareholders at the 2013 Annual Meeting, no new shares will be added and awards shall continue to be granted under the 2005 Stock Incentive Plan as approved by shareholders at the 2011 Annual Meeting. A summary of the 2005 Stock Incentive Plan follows.

Background

In 2005, shareholders originally approved the adoption of the 2005 Stock Incentive Plan. Shareholders subsequently approved an amendment and restatement of the 2005 Stock Incentive Plan in 2007, 2009 and 2011. The number of shares reserved for issuance under the 2005 Stock Incentive Plan was increased as part of the amendment and restatement of the 2005 Stock Incentive Plan in 2007. Under its terms, the 2005 Stock Incentive Plan will expire on the date of the 2021 Annual Meeting. This amendment and restatement, subject to shareholder approval, would add 135 million shares to the 2005 Stock Incentive Plan and provide that shares withheld by Cisco from an award other than a stock option or stock appreciation right to satisfy withholding tax liabilities resulting from such award will again be available for issuance, based on the “fungible share ratio” (described below) in effect on the date of grant, under the 2005 Stock Incentive Plan. Shareholder approval of the amendment and restatement is also intended to comply with Code Section 162(m). After the amendment and restatement, the 2005 Stock Incentive Plan will continue to contain the following important corporate governance features:

•	Repricing of stock options and stock appreciation rights is prohibited unless shareholder approval is obtained.

•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

•

The ability to automatically receive replacement stock options when a stock option is exercised with previously acquired shares of Cisco common stock or so-called “stock option reloading” is not permitted.

Request for Additional Shares, Dilution and Overhang

In order to give Cisco the flexibility to responsibly address its future equity compensation needs, Cisco is requesting that shareholders approve this amendment and restatement of the 2005 Stock Incentive Plan, which increases the number of shares authorized for issuance under the plan by 135 million. As of September 12, 2013, there are approximately 233 million shares available for grant under the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan contains a fungible share reserve feature. Under this feature, a distinction is made between the number of shares in the reserve attributable to (i) stock options and stock appreciation rights and (ii) “full value” awards (i.e., stock grants and stock units). Currently, shares granted pursuant to full value awards are counted against authorized shares under the 2005 Stock Incentive Plan on a 1.5-to-1 ratio, the fungible share ratio. Recent annual grant levels for the preceding three fiscal years have averaged at approximately 63 million full value shares (or 95 million shares counted against authorized shares) for an average annual burn rate of approximately 1.16%. The “burn rate” is the ratio of the number of shares underlying awards, including performance-based awards valued at 100% of target, granted under the 2005 Stock Incentive Plan during a fiscal year to the number of Cisco’s weighted average common shares outstanding at the corresponding fiscal year-end.

A total of 350 million shares were originally authorized under the 2005 Stock Incentive Plan in 2005 and an additional 209 million shares were authorized in 2007. Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under all stock incentive plans as of September 12, 2013:

Shares reserved for issuance pursuant to outstanding stock option awards (1)	256 million
Shares reserved for issuance pursuant to outstanding restricted share/unit awards (assuming outstanding performance-based stock unit awards are earned at maximum)	115 million
Shares available for issuance pursuant to future equity awards	233 million

Total shares available for future issuance	604 million

(1)	As of September 12, 2013, the 256 million options outstanding had a weighted average exercise price of $24.74 and a weighted average life of 2.33 years.

The above total of 604 million shares represents an overhang of approximately 10.1% based on outstanding common shares as of September 12, 2013. If this amendment and restatement is approved, the additional 135 million shares available for issuance under the 2005 Stock Incentive Plan would increase the overhang to 12.1%. Cisco calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. As of September 12, 2013, the fair market value of a share of Cisco common stock was $24.29.

When considering the number of additional shares to add to the 2005 Stock Incentive Plan, the Compensation Committee reviewed, among other things, the potential dilution to Cisco’s current shareholders as measured by burn rate and overhang, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the 2005 Stock Incentive Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 135 million shares to be added to the 2005 Stock Incentive Plan pursuant to this amendment and restatement, in combination with the remaining authorized shares and shares added back to the plan from forfeitures of awards granted under the 2005 Stock Incentive Plan and added to the plan from forfeitures of awards granted under certain previous plans, is expected to satisfy Cisco’s equity compensation needs through at least the 2016 Annual Meeting. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the 2005 Stock Incentive Plan while minimizing shareholder dilution.

Plan Limits and Share Accounting

No participant in the 2005 Stock Incentive Plan may be granted awards during any fiscal year in excess of any of the following limits: options covering in excess of 5,000,000 shares; stock appreciation rights covering in excess of 5,000,000 shares; or stock grants or stock units in the aggregate covering in excess of 5,000,000 shares. In addition, non-employee directors may only be granted awards under the 2005 Stock Incentive Plan covering 50,000 or fewer shares per fiscal year. Non-employee directors may also elect to receive all or a specified portion of their regular annual cash retainer in fully vested shares of Cisco common stock (or deferred stock units) based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid. Any shares or stock units received in lieu of any portion of a regular annual cash retainer will not count against the limit on the total number of shares that may be granted to a non-employee director during any fiscal year.

In the event of a subdivision of the outstanding shares of Cisco common stock, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, the 2005 Stock Incentive Plan administrator will make appropriate adjustments to the number of shares and kind of shares or securities issuable under the 2005 Stock Incentive Plan (on both an aggregate and per-participant basis) and under each outstanding award, to the award limits set forth in the preceding paragraph, and to the exercise price of outstanding options and stock appreciation rights.

If awards issued under the 2005 Stock Incentive Plan are forfeited or terminated for any reason before being exercised or settled, then the shares underlying such awards, plus the number of additional shares, if any, that counted against shares available for issuance under the 2005 Stock Incentive Plan at the time of grant as a result of the application of the fungible share ratio described above, shall again become available for issuance under the 2005 Stock Incentive Plan. Additionally, if awards issued under certain previous plans are forfeited or terminated for any other reason before being exercised or settled, then the shares underlying such awards shall again become available for issuance under the 2005 Stock Incentive Plan. As of September 12, 2013, approximately 110 million options were outstanding under such previous plans with a weighted average exercise price of $21.09, which is less than the fair market value of a share of Cisco common stock as of September 12, 2013, and a weighted average life of 1.52 years. Stock appreciation rights shall be counted in full against the number of shares available for issuance under the 2005 Stock Incentive Plan regardless of the number of shares issued upon settlement of the stock appreciation rights. In the event that withholding tax liabilities arising from an award other than a stock option or stock appreciation right are satisfied by the withholding of shares by Cisco, then the shares so withheld, plus the number of additional shares, if any, that counted against the shares available for issuance under the 2005 Stock Incentive Plan in respect thereof at the time of grant, shall again be available for issuance under the 2005 Stock Incentive Plan. Shares withheld by Cisco to satisfy any tax withholding obligation with respect to a stock option or stock appreciation right will not be added to the shares available for issuance under the 2005 Stock Incentive Plan. Further, shares that are exchanged by a participant or withheld by Cisco as full or partial payment in connection with the exercise or settlement of a stock option or stock appreciation right will not be available for subsequent awards under the 2005 Stock Incentive Plan and shares repurchased on the open market with the proceeds of an option exercise will not again be made available for issuance under the 2005 Stock Incentive Plan.

Administration

The Compensation Committee administers the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan administrator has complete discretion, subject to the provisions of the 2005 Stock Incentive Plan, to authorize the award of stock options, stock grants, stock units and stock appreciation rights awards under the 2005 Stock Incentive Plan. Notwithstanding the foregoing, only the full Board of Directors may grant and administer awards under the 2005 Stock Incentive Plan to non-employee directors.

Eligibility and Types of Awards under the 2005 Stock Incentive Plan

The 2005 Stock Incentive Plan permits the granting of stock options, stock grants, stock units and stock appreciation rights by the 2005 Stock Incentive Plan administrator. Employees (including employee directors and executive officers) and consultants of Cisco and its subsidiaries and affiliates and non-employee directors of Cisco are eligible to participate in the 2005 Stock Incentive Plan. Accordingly, each non-employee member of the Board of Directors, each executive officer and each person who previously served as an executive officer during fiscal 2013 and remains employed by Cisco has an interest in Proposal No. 2. As of July 27, 2013, approximately 75,000 employees (including executive officers) are eligible to participate in the 2005 Stock Incentive Plan. All current non-employee directors (13 persons) are eligible to participate in the 2005 Stock Incentive Plan.

For the past several years, the 2005 Stock Incentive Plan administrator has only granted stock units, and during fiscal 2013 and 2012, stock units to the satisfaction of more than one multi-year performance condition have been granted to our executive officers with 100% of the award to our CEO subject to such performance conditions. See the “Performance Goals” section of this proposal below.

Stock Units

The 2005 Stock Incentive Plan administrator may award stock units under the 2005 Stock Incentive Plan. Participants are not required to pay any consideration to Cisco at the time of grant of a stock unit. The number of shares covered by each stock unit award will be determined by the 2005 Stock Incentive Plan administrator. The 2005 Stock Incentive Plan administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. Unless a deferral election is made, when the participant satisfies the vesting conditions of the stock unit award, Cisco will pay the participant cash or shares of Cisco common stock or any combination of both to settle the vested stock units. Conversion of the stock units into cash may be based on the average of the fair market value of a share of Cisco common stock over a series of trading days or on other methods. Awards may be granted with or without dividend equivalents, which, prior to distribution, are subject to the same terms and conditions as the stock units to which they relate. Currently, awards are not granted with dividend equivalents. Unless otherwise provided by the 2005 Stock Incentive Plan administrator, stock units generally vest with respect to 20% of the shares covered by the grant on each of the first through fifth anniversaries of the date of grant, provided that the recipient’s service has not terminated. Effective as of the beginning of Cisco’s fiscal 2009, the 2005 Stock Incentive Plan administrator has determined that in general stock units shall vest with respect to 25% of the shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the recipient’s service has not terminated.

Options

The 2005 Stock Incentive Plan administrator may grant nonstatutory stock options or incentive stock options under the 2005 Stock Incentive Plan. However, the 2005 Stock Incentive Plan administrator does not have the authority to grant stock options that automatically provide for the grant of new stock options upon their exercise. The number of shares covered by each stock option granted to a participant will be determined by the 2005 Stock Incentive Plan administrator.

The 2005 Stock Incentive Plan administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. Unless otherwise provided by the 2005 Stock Incentive Plan administrator, stock options generally become exercisable with respect to 20% of the shares covered by the option on the first anniversary of the date of grant and monthly thereafter in 48 equal installments, provided that the recipient’s service has not terminated. Effective as of Cisco’s fiscal 2009, the 2005 Stock Incentive Plan administrator has determined that in general stock options shall become exercisable with respect to 25% of the shares covered by the option on the first anniversary of the date of grant and monthly thereafter in 36 equal installments, provided that the recipient’s service has not terminated. The stock option exercise price is established by the 2005 Stock Incentive Plan administrator and must be at least 100% of the per share fair market value (110% for incentive stock option grants to 10% shareholders) of Cisco common stock on the date of grant. Repricing of stock options is prohibited unless shareholder approval is obtained. Unless the 2005 Stock Incentive Plan administrator provides for earlier expiration, the maximum term for stock options may not exceed ten years from the date of grant. Currently, effective as of the beginning of Cisco’s fiscal 2009, the 2005 Stock Incentive Plan administrator has determined that stock options granted shall expire seven years after the date of grant.

Unless otherwise provided by the 2005 Stock Incentive Plan administrator, unvested stock options will expire upon termination of the optionee’s service with Cisco and vested stock options will expire three months following a termination for any reason other than death, disability, or cause; eighteen months following a termination for death or disability; and immediately following a termination for cause.

Under the 2005 Stock Incentive Plan, the stock option exercise price must be paid at the time the shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, (including by check, wire transfer or similar means), by cashless exercise, by surrendering or attesting to previously acquired shares of Cisco common stock, or by any other legal consideration.

Stock Grants

The 2005 Stock Incentive Plan administrator may award stock grants under the 2005 Stock Incentive Plan. At the time of the stock grant, participants may be required to pay cash or other legal consideration approved by the 2005 Stock Incentive Plan administrator, but the 2005 Stock Incentive Plan does not establish a minimum purchase price for shares awarded as stock grants. Stock grants are comprised of shares of Cisco common stock. The number of shares associated with each stock grant will be determined by the 2005 Stock Incentive Plan administrator. The 2005 Stock Incentive Plan administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. When the stock grant award conditions are satisfied, then the participant is vested in the shares and has complete ownership of the shares. Unless otherwise provided by the 2005 Stock Incentive Plan administrator, stock grants generally vest with respect to 20% of the shares covered by the grant on each of the first through fifth anniversaries of the date of grant, provided that the recipient’s service has not terminated. Effective as of Cisco’s fiscal 2009, the 2005 Stock Incentive Plan administrator has determined that in general stock grants shall vest with respect to 25% of the shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the recipient’s service has not terminated.

Stock Appreciation Rights

The 2005 Stock Incentive Plan administrator may grant stock appreciation rights under the 2005 Stock Incentive Plan. However, the 2005 Stock Incentive Plan administrator does not have the authority to grant stock appreciation rights that automatically provide for the grant of new stock appreciation rights upon their exercise. The number of shares covered by each stock appreciation right will be determined by the 2005 Stock Incentive Plan administrator.

The 2005 Stock Incentive Plan administrator may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Unless otherwise provided by the 2005 Stock Incentive Plan administrator, stock appreciation rights generally become exercisable with respect to 20% of the shares subject to the stock appreciation right on the first anniversary of the date of grant and monthly thereafter in 48 equal installments, provided that the recipient’s service has not terminated. The stock appreciation right exercise price is established by the 2005 Stock Incentive Plan administrator and must be at least 100% of the per share fair market value of Cisco common stock on the date of grant. Repricing of stock appreciation rights is prohibited unless shareholder approval is obtained. Unless the 2005 Stock Incentive Plan administrator provides for earlier expiration, the maximum term for stock appreciation rights may not exceed ten years from the date of grant. Unless otherwise provided by the 2005 Stock Incentive Plan administrator, unvested stock appreciation rights expire upon termination of the participant’s service with Cisco and vested stock appreciation rights expire three months following a termination for any reason other than death, disability, or cause; eighteen months following a termination for death or disability; and immediately following a termination for cause.

Upon exercise of a stock appreciation right, the participant receives payment from Cisco in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the exercise price times (b) the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash, shares of Cisco common stock or any combination of both, as determined by the 2005 Stock Incentive Plan administrator.

Performance Goals

Awards under the 2005 Stock Incentive Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m), for awards intended to qualify as “performance-based compensation” thereunder. To the extent that performance conditions under the 2005 Stock Incentive Plan are applied to awards intended to qualify as performance-based compensation under Code Section 162(m), such performance conditions shall be based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Compensation Committee in accordance with Code Section 162(m): (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) write-offs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) customer satisfaction; and/or (xxxii) total shareholder return, each with respect to Cisco and/or one or more of its affiliates or operating units.

Vesting Acceleration

Unless otherwise provided in the applicable award agreement, outstanding stock options, stock appreciation rights, and stock units will vest and become immediately exercisable in full in the event that Cisco is acquired by merger or asset sale, unless such awards are assumed, substituted or replaced by the acquiring entity (or in the case of outstanding stock grants, the related stock grant agreements are assumed). The 2005 Stock Incentive Plan administrator may also provide, at the time of grant of such awards or any time thereafter, that such awards will vest and become immediately exercisable in full in the event that Cisco is acquired by merger or asset sale or in the event there is a hostile takeover of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership. In addition, Cisco currently has a vesting acceleration policy for outstanding and unvested equity awards up to a specified limit upon the death or terminal illness of an employee.

Amendment and Termination

The Board of Directors may amend the 2005 Stock Incentive Plan at any time and for any reason, provided that any such amendment will be subject to shareholder approval to the extent shareholder approval is required by applicable laws, regulations, or rules. The Board of Directors may terminate the 2005 Stock Incentive Plan at any time and for any reason, and the 2005 Stock Incentive Plan is currently set to terminate at the 2021 Annual Meeting unless re-adopted or extended by the shareholders prior to or on such date. The termination or amendment of the 2005 Stock Incentive Plan will not impair the rights or obligations of any participant under any award previously made under the 2005 Stock Incentive Plan without the participant’s consent, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

The summary of the 2005 Stock Incentive Plan provided above is a summary of the principal features of the 2005 Stock Incentive Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2005 Stock Incentive Plan. It is qualified in its entirety by references to the full text of the 2005 Stock Incentive Plan. A copy of the 2005 Stock Incentive Plan has been filed with the Securities and Exchange Commission with this Proxy Statement, and any shareholder who wishes to obtain a copy of the 2005 Stock Incentive Plan may do so by written request to Cisco’s Secretary at Cisco’s principal executive offices in San Jose, California.

Plan Benefits

The table below shows, as to each of Cisco’s executive officers named in the Summary Compensation Table of the “Executive Compensation and Related Information” section of this Proxy Statement and the various indicated groups, the aggregate number of shares of common stock subject to stock grants, restricted stock unit grants and performance-based restricted stock units under the 2005 Stock Incentive Plan during fiscal 2013.

Name and Principal Position	Number of Shares and Restricted Stock Units Granted		Number of Performance-Based Restricted Stock Units (1)
John T. Chambers Chairman and Chief Executive Officer	—		813,500
Frank A. Calderoni Executive Vice President, Chief Financial Officer	188,800		343,800
Gary B. Moore President and Chief Operating Officer	377,000		529,400
Robert W. Lloyd President, Development and Sales	361,000		484,700
Charles H. Robbins Senior Vice President, Worldwide Field Operations	275,000		75,000
All current executive officers as a group (10 persons)	1,604,400		2,848,600
All current non-employee directors as a group (13 persons)	166,396	(2)	—
Non-executive officer employee group	61,663,319		2,111,000

(1)

For awards in this column, the number of shares represents the target number of shares that could be issued underlying the performance-based restricted stock unit rights. Please refer to the “Compensation Discussion and Analysis” section and the “Grants of Plan-Based Awards—Fiscal 2013” table in this Proxy Statement for additional details on the performance-based restricted stock unit rights.

(2)	Includes 19,855 fully vested shares received in lieu of all or a specified portion of certain non-employee director’s regular annual cash retainer.

New Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of the 2005 Stock Incentive Plan administrator. As discussed in the “Fiscal 2014 Compensation Approach” portion of the Compensation Discussion and Analysis, the plan administrator awarded performance-based restricted stock units to our named executive officers as part of our executive compensation program for fiscal 2014. All other future awards to directors, executive officers, employees and consultants of Cisco under the 2005 Stock Incentive Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2005 Stock Incentive Plan as amended and restated are not determinable at this time. We have therefore not included a table that reflects such awards.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2005 Stock Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Cisco advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2005 Stock Incentive Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently more than two years from the date of grant and more one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be a capital gain.

For stock grant awards, unless vested or the participant elects under Code Section 83(b) to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

At the discretion of the 2005 Stock Incentive Plan administrator, the 2005 Stock Incentive Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering or attesting to Cisco already-owned shares of Cisco common stock.

If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (generally not applicable to incentive stock options) and Cisco is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to Cisco’s CEO and to the other covered employees under Code Section 162(m). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 per executive. However, Cisco can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the shareholders (e.g., see

Performance Goals above). Because of the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of binding guidance thereunder, Cisco cannot guarantee that the awards under the 2005 Stock Incentive Plan will qualify for exemption under Code Section 162(m). However, the 2005 Stock Incentive Plan is structured with the intention that the Compensation Committee will have the discretion to make awards under the 2005 Stock Incentive Plan that would qualify as “performance-based compensation” and be fully deductible if shareholder approval is obtained. Accordingly, Cisco is seeking shareholder approval of the amendment and restatement of the 2005 Stock Incentive Plan to comply with Code Section 162(m).

Equity Compensation Plan Information

The following table provides information as of July 27, 2013 with respect to the shares of Cisco common stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the 2005 Stock Incentive Plan, the 1996 Plan, and the Cisco Systems, Inc. Employee Stock Purchase Plan and its sub-plan, the International Employee Stock Purchase Plan (together, the “Employee Stock Purchase Plan”). The category “Equity compensation plans not approved by security holders” in the table below consists of the 1997 Supplemental Stock Incentive Plan (the “Supplemental Plan”), and the SA Acquisition Plan and the WebEx Acquisition Plan that were adopted in connection with Cisco’s acquisitions of Scientific-Atlanta, Inc. and WebEx Communications, Inc., respectively, in accordance with applicable NASDAQ listing standards. The table does not include information with respect to shares subject to outstanding awards granted under other equity compensation arrangements assumed by Cisco in connection with mergers and acquisitions of the companies that originally granted those awards.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	399,471,523	(3)	$25.08	279,213,195	(4)
Equity compensation plans not approved by security holders	5,455,856	(5)(6)	$27.14	—

Total	404,927,379	(7)	$25.11	279,213,195	(8)

(1)	Excludes purchase rights currently accruing under the Employee Stock Purchase Plan.

(2)

The weighted average exercise price does not take into account the shares subject to outstanding restricted stock units and rights to receive future grants of restricted stock units based on the achievement of financial performance goals (“PRSU rights”) and performance-based restricted stock unit awards (“PRSUs”), which have no exercise price.

(3)

Includes 132,135,026 shares subject to outstanding restricted stock units and 5,701,428 shares issuable under outstanding PRSU rights based on an assumed target performance, unless performance is otherwise known.

(4)

Includes shares available for future issuance under the Employee Stock Purchase Plan. As of July 27, 2013, as reported in Cisco’s 2013 Annual Report on Form 10-K, an aggregate of 51,479,036 shares of common stock were available for future issuance under this purchase plan, including shares subject to purchase during the current purchase period. Under the 2005 Stock Incentive Plan, each share issued as a stock grant (or pursuant to the vesting of a stock unit) will reduce the share reserve by 1.5 shares. Further, each share issued upon the settlement of a dividend equivalent will reduce the shares reserved by 1.5 shares. Under the 2005 Stock Incentive Plan, non-employee directors may also elect to receive fully vested shares of common stock (or restricted stock units that would be settled in shares after the non-employee director left the board) in lieu of all or a specified portion of their regular annual cash retainer based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid. See also footnote 5 below.

(5)

Includes outstanding options to purchase 54,930 shares of common stock under the Supplemental Plan, outstanding options to purchase 3,964,971 shares of common stock under the SA Acquisition Plan and outstanding options and stock appreciation rights with respect to 1,435,955 shares of common stock under the WebEx Acquisition Plan. As a result of the shareholder approval on November 12, 2009 of an amendment and restatement of the 2005 Stock Incentive Plan, shares underlying awards previously granted under the SA Acquisition Plan and the WebEx Acquisition Plan that expire unexercised after that date become available for reuse under the 2005 Stock Incentive Plan.

(6)

Excludes options, warrants and other equity rights assumed by Cisco in connection with mergers and acquisitions, other than assumed under the SA Acquisition Plan and the WebEx Acquisition Plan. As of July 27, 2013, a total of 9,255,009 shares of common stock were issuable upon exercise of outstanding options and 5,992,767 shares were issuable upon the vesting of restricted stock units under those other assumed arrangements. The weighted average exercise price of those outstanding options is $4.48 per share. No additional awards may be granted under those assumed arrangements.

(7)

As of July 27, 2013, the aggregate number of shares issuable upon exercise of outstanding options as reported in Cisco’s 2013 Annual Report on Form 10-K were 276,336,583 shares, which included the 9,255,009 shares issuable upon exercise of outstanding options under the assumed arrangements described in footnote 6 above.

(8)

As of July 27, 2013, 227,734,159 shares and 51,479,036 shares were available for future issuance under the 2005 Stock Incentive Plan and the Employee Stock Purchase Plan, respectively, as reported in Cisco’s 2013 Annual Report on Form 10-K.

The 1997 Supplemental Stock Incentive Plan

The Supplemental Plan expired on December 31, 2007 and Cisco can no longer make equity awards under the Supplemental Plan. Officers and members of Cisco’s Board of Directors were not eligible to participate in the Supplemental Plan. Nine million shares were reserved for issuance under the Supplemental Plan.

Acquisition Plans

In connection with Cisco’s acquisitions of Scientific-Atlanta, Inc. and WebEx Communications, Inc., Cisco adopted the SA Acquisition Plan and the WebEx Acquisition Plan, respectively, each effective upon completion of the applicable acquisition. These plans constitute assumptions, amendments, restatements, and renamings of the 2003 Long-Term Incentive Plan of Scientific-Atlanta and the WebEx Communications, Inc. Amended and Restated 2000 Stock Incentive Plan, respectively. The plans permitted the grant of stock options, stock, stock units, and stock appreciation rights to certain employees of Cisco and its subsidiaries and affiliates who had been employed by Scientific-Atlanta or its subsidiaries or WebEx or its subsidiaries, as applicable. Since November 15, 2007, Cisco no longer makes stock option grants or direct share issuances under either the SA Acquisition Plan or the WebEx Acquisition Plan. Shares underlying awards previously granted under the SA Acquisition Plan and the WebEx Acquisition Plan that are forfeited or are terminated for any other reason before being exercised or settled become available for reuse under the 2005 Stock Incentive Plan.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record, how to vote in order for your vote to be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act, Cisco shareholders are entitled to cast an advisory vote to approve the compensation of Cisco’s named executive officers. The shareholder vote is an advisory vote only and is not binding on Cisco or its Board of Directors. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The core of Cisco’s executive compensation philosophy and practice continues to be to pay for performance. Cisco’s executive officers are compensated in a manner consistent with Cisco’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the Compensation Discussion and Analysis (“CD&A”), the compensation tables and the narrative discussion set forth on pages 35 to 58 of this Proxy Statement for additional details on Cisco’s executive compensation program.

The compensation of our named executive officers is consistent with our pay for performance philosophy as follows:

•

For fiscal 2013, Cisco achieved record financial results in many respects and total shareholder return (“TSR”) year over year at the top of our Peer Group (as that term is defined in the CD&A in the section entitled Compensation Process). We exceeded our targets in our cash incentive plan and our cash incentives are well aligned with our financial results. In addition, our performance-based annual long-term equity incentives were in line with our top-quartile performance. The increase in our named executive officers’ annual total direct compensation as described in the CD&A is consistent with our financial results and our relative TSR for fiscal 2013, reflecting our strong commitment to pay for performance.

•

For fiscal 2013, based on their performance, Mr. Moore and Mr. Lloyd were promoted to the office of the President and Mr. Robbins became an executive officer and was promoted to Senior Vice President, Worldwide Field Operations. Mr. Calderoni was also recognized for his accomplishments as CFO. As a result, we made market competitive promotional/recognition equity grants to these named executive officers in fiscal 2013 in addition to their annual equity grants.

•

For fiscal 2014, each named executive officer’s target variable cash incentive award and a substantial majority of annual long-term equity incentive awards will continue to be determined based on the achievement of financial performance goals over a one- and three-year performance period, respectively. Further, to align executive compensation with shareholder return, at least one-half of the performance-based long-term equity incentive awards earned will continue to be based on Cisco’s TSR relative to the S&P 500 Information Technology Index.

•

The historical compensation of Cisco’s CEO as reported in the Summary Compensation Table of the proxy over the preceding 5 fiscal years is consistent with Cisco’s absolute TSR during the same period as reflected in the chart below.

*	CEO total compensation for the five fiscal years is measured against fiscal 2008 total compensation. TSR is measured against the stock price as of the end of fiscal 2008.

We are asking shareholders to vote on the following resolution:

RESOLVED, that the shareholders approve the compensation of Cisco’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the CD&A, the compensation tables and narrative discussion.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR approval of the non-binding advisory resolution to approve executive compensation.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Cisco is asking the shareholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as Cisco’s independent registered public accounting firm for the fiscal year ending July 26, 2014. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Cisco’s and its shareholders’ best interests.

PwC has audited Cisco’s consolidated financial statements annually since Cisco’s 1988 fiscal year. Representatives of PwC are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Cisco by PwC for professional services rendered for the fiscal years ended July 27, 2013 and July 28, 2012:

Fee Category	Fiscal 2013 Fees	Fiscal 2012 Fees
Audit Fees	$20,220,000	$16,710,000
Audit-Related Fees	2,470,000	2,260,000
Tax Fees	5,590,000	3,935,000
All Other Fees	470,000	1,165,000

Total Fees	$28,750,000	$24,070,000

Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of Cisco’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Cisco’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $5,445,000 and $3,790,000 in fiscal 2013 and fiscal 2012, respectively. All other tax fees were $145,000 in both fiscal 2013 and fiscal 2012.

All Other Fees.    Consists of fees for professional services other than the services reported above, including permissible business process advisory and consulting services, and the translation of filings. In fiscal 2012 and fiscal 2013, respectively, PwC acquired PRTM Management Consulting and Ant’s Eye View, consulting firms that Cisco had been using prior to the acquisitions. Fiscal 2013 and 2012 fees include $393,000 and $1,055,000, respectively, paid to PwC for permissible services performed by these consulting firms after the acquisitions. PwC completed these non-recurring projects in fiscal 2013.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PwC to serve as Cisco’s independent registered public accounting firm for the fiscal year ending July 26, 2014.

PROPOSAL NO. 5

SHAREHOLDER PROPOSAL

Mr. James McRitchie, 9295 Yorkship Court, Elk Grove, California, 95758, a beneficial owner of 300 shares of Cisco common stock, has notified us that he intends to present the following proposal at the meeting:

Shareholder Proposal

PROXY ADVISOR COMPETITION

WHEREAS Cisco is so widely held that no principal shareowners or blockholders effectively monitor our Board;

WHEREAS some shareowners hire proxy advisors to help them vote in the best interest of their clients, but most do not;

WHEREAS many shareowners lack the time and expertise to make the best voting decisions, yet prefer not to always follow directors’ recommendations;

WHEREAS shareowners could benefit from greater competition in the market for professional proxy voting advice;

THEREFORE BE IT RESOLVED that Cisco Systems, Inc. shareowners request the Board of Directors, consistent with their fiduciary duties and state law, to hold a competition for giving public advice on the voting items in the proxy filing for the Cisco 2014 annual shareowners meeting, with these features:

•	The competition would offer multiple cash prizes totalling no more than $50,000.

•	Winners would be determined by shareowner vote on the Cisco 2014 proxy.

•	To insulate advisor selection from influence by Cisco’s management, any person or organization could enter by paying an entry fee.

For example, the Board could choose competition rules such as:

•

The competition could be announced and open for entries six months after the Cisco 2013 annual shareowners meeting. Each entry could be announced publicly, promptly after it is received. Entries’ names and website addresses (linked) could be shown promptly on a publicly accessible Cisco website page, in chronological order of entry. Entry deadline could be a reasonably brief time before Cisco begins to print and send its 2014 proxy materials.

•	The competition could offer a first prize of $20,000, a second prize of $15,000, a third prize of $10,000, and a fourth prize of $5,000. The entry fee could be $2,000.

•

The Cisco Board could include this voting item in that proxy: “Which of the following proxy advisors do you think deserve cash awards for the usefulness of information they have provided to Cisco shareowners? (You may vote for as many advisors as you like. See each advisor’s website for their information for Cisco shareowners. Prizes, of $20,000, $15,000, $10,000 and $5,000 will be awarded to advisors based on the number of shares voted to approve the usefulness of their advice.)” Then the name and website address of each advisor entered could be listed in chronological order of entry, followed by check-boxes for approval, disapproval and abstention for each entry. The advisor receiving the most approval votes could get first prize, and so on.

•

It could be expected that each proxy advisor would publish advice on its website regarding the Cisco 2014 proxy, but there need be no formal requirement to do so. The incentive to win shareowner voting support and to maintain the advisor’s reputation could be considered sufficient motivation for giving quality advice.

•	The decision of whether to hold such a competition in subsequent years could be left open.

(Further information on proxy advisor competitions: “Proxy Voting Brand Competition,” Journal of Investment Management, First Quarter 2007; free download at http://votermedia.org/publications.)

Cisco’s Statement in Opposition to Proposal No. 5

The Board of Directors believes this proposal does not serve the best interests of Cisco or its shareholders and recommends a vote AGAINST it.

We oppose this “proxy advisor competition” proposal because (i) it would force us to spend company resources on an activity unrelated to our business operations and strategic priorities and in fact is the business of our shareholders, not of Cisco; (ii) there are more effective ways of accomplishing the stated goals of the proposal without involving Cisco; and (iii) the implementation of the proposal could be viewed as a distraction to our business by some of our customers, business partners and shareholders.

As a technology company, we do not possess significant knowledge relating to the market for proxy advisory services. The structure and health of the proxy advisory market is not our business focus, nor should it be; our shareholders determine if they wish to have advisors and which advisor they wish to have. If required to implement a proxy advisor competition, we would be forced to commit financial resources and employee time to an activity that is related to neither our revenue and profitability objectives nor our brand and corporate reputation. Moreover, Cisco has no experience implementing proxy advisor competitions.

If in fact there are problems with the current quality of the proxy advisory services market, we believe it is more appropriate for our shareholders to address these issues via their hiring decisions, or for regulatory bodies to address them, rather than corporate issuers. Requiring a company such as Cisco to conduct a proxy advisor competition is neither an efficient nor an effective way to improve the operation of the proxy advisory services market.

Another reason for opposing this proposal is that, if implemented, it could raise questions about Cisco in the eyes of our key constituents. Certain customers, business partners and shareholders may view Cisco’s efforts to undertake a proxy advisor competition as an implicit interference in shareholder choice of proxy advisors.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

For all the reasons set forth above, the Board of Directors recommends a vote AGAINST Proposal No. 5.

OWNERSHIP OF SECURITIES

The following table sets forth information known to Cisco with respect to beneficial ownership of Cisco common stock as of July 27, 2013 for (i) each director and nominee, (ii) each holder of 5.0% or greater of Cisco common stock, (iii) Cisco’s CEO, Chief Financial Officer (“CFO”) and the three most highly compensated executive officers (other than the CEO and CFO) named in the table entitled “Summary Compensation Table” below (the “named executive officers”), and (iv) all executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Cisco’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of July 27, 2013 includes shares of common stock that such person or group had the right to acquire on or within 60 days after July 27, 2013, including, but not limited to, upon the exercise of options or the vesting of restricted stock units. References to options in the footnotes of the table below include only options to purchase shares outstanding as of July 27, 2013 that were exercisable on or within 60 days after July 27, 2013, and references to restricted stock units in the footnotes of the table below include only restricted stock units outstanding as of July 27, 2013 that would vest and could settle on or within 60 days after July 27, 2013. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 5,389,096,846 shares of common stock outstanding on July 27, 2013 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after July 27, 2013.

Name	Number of Shares Beneficially Owned	Percent Owned
BlackRock, Inc., et al (1)	300,766,507	5.6%
Carol A. Bartz (2)	270,934	*
Marc Benioff (3)	8,333	*
Gregory Q. Brown	—	*
M. Michele Burns (4)	100,404	*
Frank A. Calderoni (5)	1,644,966	*
Michael D. Capellas (6)	137,859	*
Larry R. Carter (7)	214,993	*
John T. Chambers (8)	7,485,320	*
Brian L. Halla (9)	142,030	*
Dr. John L. Hennessy (10)	121,782	*
Dr. Kristina M. Johnson (11)	10,423	*
Richard M. Kovacevich (12)	147,330	*
Robert W. Lloyd (13)	2,325,125	*
Roderick C. McGeary (14)	140,162	*
Gary B. Moore (15)	1,145,857	*
Charles H. Robbins (16)	393,948	*
Arun Sarin (17)	37,395	*
Steven M. West (18)	80,764	*
All executive officers and directors as a group (23 Persons) (19)	21,324,485	*

*	Less than one percent.

(1)

Based on information set forth in a Schedule 13G filed with the SEC on February 8, 2013 by BlackRock, Inc. and certain related entities. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(2)	Represents 198,306 shares held by the Carol Ann Bartz (Living) Trust, 2,628 shares held by Ms. Bartz’s spouse and options to purchase 70,000 shares.

(3)	Represents 8,333 shares subject to restricted stock units.

(4)	Includes 6,904 shares subject to fully vested deferred stock units and options to purchase 50,000 shares.

(5)	Includes options to purchase 1,218,750 shares and 151,100 shares subject to restricted stock units.

(6)	Includes 43,679 shares held by a limited liability company of which Mr. Capellas is the sole managing member and options to purchase 80,000 shares.

(7)	Includes 76,012 shares held by the Carter Revocable Trust dated October 18, 1994, 3,400 shares held by the Carter Living Trust and options to purchase 114,000 shares.

(8)

Includes 197,935 shares held in grantor retained annuity trusts, 91,075 shares held in trusts for the benefit of Mr. Chambers’ children, options to purchase 4,375,000 shares and 158,750 shares subject to restricted stock units.

(9)	Includes 29,897 shares held by a family trust, 32,128 shares held by family limited partnerships, 13,205 shares subject to fully vested deferred stock units and options to purchase 65,000 shares.

(10)	Represents 13,846 shares held by the Hennessy 1993 Revocable Trust, 37,936 shares subject to fully vested deferred stock units and options to purchase 70,000 shares.

(11)	Includes 8,333 shares subject to restricted stock units.

(12)	Includes 112,965 shares held by the Richard & Mary Jo Kovacevich 2001 Trust and options to purchase 30,000 shares.

(13)	Includes 154,270 shares held by a trust, options to purchase 1,969,117 shares and 198,313 shares subject to restricted stock units.

(14)	Includes 30,000 shares subject to fully vested deferred stock units and options to purchase 50,000 shares

(15)

Includes 30,047 shares held by a trust, 20,625 shares subject to fully vested deferred stock units, options to purchase 865,000 shares and 203,700 shares subject to restricted stock units (of which 10,313 shares are deferred).

(16)	Includes options to purchase 288,667 shares and 102,500 shares subject to restricted stock units.

(17)	Represents 729 shares held by a family trust and 36,666 shares subject to fully vested deferred stock units.

(18)	Includes 46,664 shares held by the West-Karam Family Trust, 400 shares held by Mr. West’s spouse and options to purchase 30,000 shares.

(19)

Includes 202,836 shares subject to fully vested deferred stock units, options to purchase 14,688,726 shares and 1,360,229 shares subject to restricted stock units (of which 53,563 shares are deferred).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Cisco’s executive officers, directors and persons who own more than 10% of Cisco’s common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide Cisco with copies of all Section 16(a) forms that they file. Based solely on Cisco’s review of these forms and written representations from the officers and directors, Cisco believes that all Section 16(a) filing requirements were met during fiscal 2013. A late report was filed on behalf of Katherine Blair Christie, with respect to one transaction, solely to correct the number of shares withheld for payment of tax liability as a result of the partial settlement of a restricted stock unit award from 14,588 shares originally timely reported to 16,033 shares.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction

The following discussion describes and analyzes Cisco’s compensation program for its named executive officers. Cisco’s named executive officers for fiscal 2013 are the CEO, the CFO, and the three most highly compensated executive officers (other than the CEO and CFO), who were serving as executive officers at the end of fiscal 2013. The named executive officers are John T. Chambers, Chairman and CEO; Frank A. Calderoni, Executive Vice President, CFO; Gary B. Moore, President and Chief Operating Officer; Robert W. Lloyd, President, Development and Sales; and Charles H. Robbins, Senior Vice President, Worldwide Field Operations.

In this Compensation Discussion and Analysis, we first provide an Executive Summary with highlights of the full CD&A. Next, we cover Cisco’s Compensation Philosophy and Objectives on pages 38 through 40. We then discuss the Compensation Process the Compensation Committee follows in deciding how to compensate Cisco’s named executive officers beginning on page 40, and provide a brief overview of the Compensation Components and Targets of Cisco’s compensation program on pages 41 and 42. Finally, we engage in a detailed discussion and analysis of the Compensation Committee’s specific decisions about the named executive officers’ Fiscal 2013 Compensation starting on page 42 and, to the extent that it is pertinent to a fair understanding of fiscal 2013 compensation, the Compensation Committee’s Fiscal 2014 Compensation Approach on page 48.

Executive Summary

•	Cisco’s Fiscal 2013 Financial Performance, Leadership Changes and Executive Compensation

For fiscal 2013, Cisco achieved record financial results in many respects and total shareholder return (“TSR”) year over year at the top of our Peer Group as defined below in the section entitled Compensation Process. We exceeded our targets in our cash incentive plan and our cash incentives are well aligned with our financial results. In addition, our performance-based annual long-term equity incentives were in line with our top-quartile relative TSR. The increase in our named executive officers’ annual total direct compensation is consistent with our financial results and our relative TSR for fiscal 2013, reflecting our strong commitment to pay for performance.

Set forth below are tables that display Cisco’s financial performance and the cash incentive compensation, grants of restricted stock units and performance-based restricted stock units (“PRSUs”), and annual total direct compensation (annual base salary, annual variable cash incentive awards and annual long-term, equity-based incentive awards at target) for each named executive officer for fiscal 2013 as compared to fiscal 2012.

In fiscal 2013, Cisco also saw the promotion of Mr. Moore and Mr. Lloyd to the office of President and Mr. Robbins became an executive officer and was promoted to Senior Vice President, Worldwide Field Operations. Mr. Calderoni was also recognized for his accomplishments as CFO. Included below under “Fiscal 2013 Compensation” are the market competitive equity grants that were made during fiscal 2013 in connection with these promotions and in recognition of Mr. Calderoni’s contributions.

Cisco’s Fiscal 2013 Financial Performance Compared to Fiscal 2012

	Fiscal 2012 (Actual /Target)	Fiscal 2013 (Actual /Target)
Worldwide Revenue Under the EIP* (in billions)	$46.1 / $45.0	$48.6 / $48.4
Results as a Percentage of EIP Target	102%	100%
Worldwide Operating Income Under the EIP* (in billions)	$12.7 / $12.0	$13.8 / $12.9
Results as a Percentage of EIP Target	106%	107%
Worldwide Operating Cash Flow for PRSUs* (in billions)	$11.5 / $10.3	$12.9 / $11.5
Results as a Percentage of PRSU Target	111%	112%
Earnings Per Share for PRSUs*	$1.85 / $1.74	$2.05 / $1.92
Results as a Percentage of PRSU Target	106%	107%

*

Cisco’s worldwide revenue and operating income for purposes of the Cisco Systems, Inc. Executive Incentive Plan (“EIP”) and earnings per share for purposes of the PRSUs were Cisco’s GAAP revenue, operating income and diluted earnings per share, respectively, each excluding the applicable items listed in the CD&A below in the section entitled Fiscal 2013 Compensation. Cisco’s worldwide operating cash flow for purposes of the PRSUs was Cisco’s GAAP operating cash flow.

•	Executive Compensation Aligned with Performance

Variable Cash Incentive Awards

Cisco’s variable cash incentive awards for the named executive officers are determined and paid under the EIP and the financial targets are operating income and revenue with the impact of operating income and revenue weighted at a 4-to-1 ratio. Our fiscal 2013 operating income growth was at the top quartile of our Peer Group and resulted in variable cash incentive awards for our named executive officers that average at approximately the 75th percentile of the Peer Group.

	Fiscal 2012 Variable Cash Incentive Award	Fiscal 2013 Variable Cash Incentive Award
John T. Chambers	$3,953,376	$4,700,080
Frank A. Calderoni	$1,402,380	$2,058,574
Gary B. Moore	$2,220,064	$2,203,163
Robert W. Lloyd	$1,677,291	$2,136,400
Charles H. Robbins*	N/A	$1,388,660

*	Mr. Robbins was not an executive officer in fiscal 2012.

Long-Term, Equity-Based Incentive Awards

At the beginning of fiscal 2013, Cisco made annual grants to executive officers (other than the CEO) with a mix of approximately 25% of their target value of long-term, equity-based incentive awards for fiscal 2013 in restricted stock units with time-based vesting and approximately 75% of such target value in PRSUs subject to the achievement of three-year financial performance goals. The year over year increase in the annual grant to the CFO is attributable to a year over year increase in his target grant from the median in fiscal 2012 to the 75th percentile in fiscal 2013, consistent with Cisco’s equity grant philosophy for fiscal 2013.

At the beginning of fiscal 2013, Cisco made an annual grant to the CEO of 100% PRSUs, subject to the achievement of financial performance and TSR goals, with a target grant value of approximately $11 million. In June of 2013, based on its top-quartile relative TSR, Cisco completed its annual grant to the CEO with additional PRSUs, subject to the achievement of TSR goals, with a target grant value of approximately $6 million, resulting in overall annual grants to the CEO of just over $17 million which is at approximately the 90th percentile of the Peer Group.

The amounts below represent the target grant values attributable to the time-based restricted stock units and PRSUs granted to the named executive officers for fiscal 2013. Target grant values are the amounts approved by the Compensation Committee based on market data, the advice of FWC and other considerations explained more fully in the section “Fiscal 2013 Compensation – Long-Term, Equity-Based Incentive Awards” below. The values shown may be greater or smaller depending upon the satisfaction of the performance goals for the PRSUs at the end of the three-year performance period. The amounts below also differ from the amounts disclosed pursuant to SEC rules under “Stock Awards” in the Summary Compensation Table below which are: Chambers, $15,237,652; Calderoni, $8,231,106; Moore, $14,147,304; Lloyd, $13,236,126; and Robbins, $6,034,000. Please refer to the “Long-Term, Equity-Based Incentive Awards” section below in this CD&A for a detailed explanation of the difference between the amounts below and the amounts disclosed in the Summary Compensation Table.

	Fiscal 2012 Awards	Fiscal 2013 Awards
	Annual Equity Award Target Grant Value*	Annual Equity Award Target Grant Value*	Promotional/ Recognition Equity Award Target Grant Value*	Total Fiscal 2013 Equity Award Target Grant Value*
John T. Chambers	$9,919,910	$17,140,700	—	$17,140,700
Frank A. Calderoni	$3,672,290	$6,303,491	$3,487,779	$9,791,270
Gary B. Moore	$5,281,167	$6,625,505	$9,961,947	$16,587,452
Robert W. Lloyd	$4,878,472	$5,502,105	$9,961,947	$15,464,052
Charles H. Robbins	N/A	$2,736,750	$3,508,000	$6,244,750

*	These amounts are not a substitute for the amounts disclosed in the Summary Compensation Table, which are disclosed in accordance with SEC rules.

Annual Total Direct Compensation

(Annual Base Salary, Variable Cash Incentive Awards and Long-Term, Equity-Based Incentive Awards value at target)

	Fiscal 2012 Total Direct Compensation	Fiscal 2013 Total Direct Compensation
John T. Chambers	$14,248,286	$22,940,780
Frank A. Calderoni	$5,704,670	$9,072,065
Gary B. Moore	$8,301,231	$9,653,668
Robert W. Lloyd	$7,240,763	$8,438,505
Charles H. Robbins	N/A	$4,775,410

The amounts shown in the table above exclude the grant date fair value of the promotional and recognition equity awards made in fiscal 2013. These annual total direct compensation amounts were approximately between the 45th and the 90th percentile of the Peer Group. Approximately 95% of annual total direct compensation for the CEO was performance-based.

•	Executive Compensation Philosophy that Reflects the Competitive Marketplace and Supports the Business Strategy.

Cisco’s executive officers are compensated in a manner consistent with Cisco’s strategy, competitive practice, sound compensation governance principles and shareholder interests and concerns. The core of Cisco’s executive compensation philosophy continues to be to pay for performance, as discussed in greater detail below. Last year, our shareholders approved our executive compensation philosophy and program by approximately 96% of shareholder votes. The chart below demonstrates how the historical compensation of our CEO as reported in the Summary Compensation Table of our proxy during the preceding five years compares to our absolute TSR during the same period.

*	CEO total compensation for the five fiscal years is measured against fiscal 2008 total compensation. TSR is measured against the stock price as of the end of fiscal 2008.

•	Compensation Governance. The core of Cisco’s executive compensation continues to be pay for performance, and the framework includes the compensation governance features discussed below:

•

Cisco’s named executive officers have no employment or severance agreements, special benefits, supplemental executive retirement plans, perquisites, or tax gross-ups other than in the limited instances described below that are for business-related purposes.

•

Cisco’s informed and accessible Compensation Committee is comprised solely of independent directors that, as noted in the “Shareholder Communications with the Board of Directors” section of this Proxy Statement, has established effective means for communicating with shareholders regarding their executive compensation ideas and concerns, including the opportunity for shareholders to cast a non-binding advisory vote regarding executive compensation at Cisco’s annual shareholders meetings.

•	The Compensation Committee’s independent compensation consultant, FWC, is retained directly by the Committee and performs no other consulting or other services for Cisco.

•

Cisco’s compensation philosophy and related governance features are complemented by specific elements designed to align Cisco’s executive compensation with long-term shareholder interests and effective compensation-related risk management, including the following:

•

Executive officers are prohibited from engaging in any speculative transactions in Cisco securities, including engaging in short sales, engaging in transactions involving put options, call options or other derivative securities, or engaging in any other forms of hedging transactions, such as collars or forward sale contracts; and

•	Executive officers are strongly discouraged from pledging Cisco securities in margin accounts or as collateral for loans, and no executive officer currently engages in such practices.

Compensation decisions and other details are discussed in the remainder of this CD&A.

Compensation Philosophy and Objectives

The Compensation Committee believes that Cisco’s named executive officers should be paid in a manner that attracts, motivates and retains the best-available talent, and rewards them for successful results. Within this overall philosophy, the Compensation Committee’s ongoing objectives are:

•

To offer a total compensation program that is flexible to adapt to evolving regulatory requirements and changing economic and social conditions, and takes into consideration the compensation practices of peer companies identified based on an objective set of criteria;

•	To provide annual variable cash incentive awards based on Cisco’s satisfaction of designated financial and non-financial objectives; and

•

To align the financial interests of executive officers with those of shareholders by providing appropriate long-term, equity-based incentives and retention awards that encourage a culture of ownership consistent with established stock ownership guidelines with at least 75% of the total equity-based incentives based on Cisco’s satisfaction of designated financial objectives.

There are three major components of the annual compensation of our named executive officers: base salary, variable cash incentive awards and long-term, equity-based incentive awards. The weighting among the three major components is structured heavily toward the two performance-based components, such that if target levels for cash and equity-based incentive awards are achieved, approximately 70% of the three major components of annual compensation for each named executive officer (excluding promotional/recognition grants) is performance-based.

In addition, no named executive officer has an employment or severance agreement, is subject to a supplemental executive retirement plan, or received special benefits, perquisites, tax gross-ups, or tax-equalization payments other than, in limited instances, those arrangements that are for business-related purposes as described under “Group Benefits/Perquisites” below in this CD&A. Also, Cisco has arrangements that would accelerate vesting of equity awards in the case of death or terminal illness of the named executive officer or if Cisco is acquired under certain limited circumstances described under “Potential Payments upon Termination or Change in Control” below.

As noted above, a core element of Cisco’s compensation philosophy is to align the interests of executive officers with those of shareholders by providing appropriate long-term incentives. To further this goal, Cisco has maintained its current policy regarding minimum ownership of shares by Cisco’s executive officers since July 2008. These minimum ownership requirements call for Cisco’s CEO to own shares of Cisco’s common stock having a value equal to at least five times the CEO’s base annual salary and for each other executive officer to own shares of Cisco’s common stock having a value equal to at least three times the executive officer’s base annual salary. The CEO and each other executive officer have five years from the date of their respective appointment to attain their minimum ownership level. As of September 20, 2013, our CEO and all but one of our other executive officers are currently exceeding the minimum stock ownership requirements. Mr. Robbins currently holds two times his base annual salary in Cisco common stock, and has until October 2017 to attain the above minimum ownership level. Our CEO holds over 50 times his fiscal 2013 base salary in Cisco common stock.

Since March 2008, Cisco has maintained a recoupment policy for cash incentive awards paid to executive officers under Cisco’s annual cash incentive plan, the EIP. In the event of a restatement of incorrect financial results, this policy would enable the Compensation Committee, if it determined appropriate and subject to applicable laws, to seek reimbursement of the incremental portion of EIP awards paid to executive officers in excess of the awards that would have been paid based on the restated financial results. Cisco’s variable cash incentive and long-term, equity-based incentive award plans also generally provide for forfeiture if a named executive officer participates in activities detrimental to Cisco or is terminated for misconduct.

The Compensation Committee is very interested in the ideas and concerns of our shareholders regarding executive compensation. An advisory vote regarding executive compensation was presented to shareholders for the third time at last year’s annual meeting of shareholders and approved by approximately 96% of shareholder votes. Accordingly, the Compensation Committee has determined that it would continue to apply the same philosophy and guiding principles to its fiscal 2013 executive compensation program. Further, at Cisco’s 2011 annual meeting of shareholders, approximately 90% of affirmative votes by shareholders supported an annual advisory vote proposal to approve the compensation of our named executive officers as the preferred frequency. In light of this outcome, the Board of Directors determined to hold a non-binding advisory vote to approve executive compensation each year until the next required vote on the frequency of such advisory votes to approve executive compensation. Accordingly, it is expected that shareholders will be given an opportunity to cast an advisory vote to approve executive compensation annually with the next required vote on the frequency of such advisory votes occurring at Cisco’s 2017 annual meeting of shareholders.

The Compensation Committee’s annual review and approval of Cisco’s compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviews Cisco’s compensation programs for employees and executives, including the annual cash incentive plans and long-term, equity-based incentive awards, and does not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on Cisco. As part of this review, the Compensation Committee evaluates the need to engage independent consultants for specific assignments and did engage FWC during fiscal 2013 to deliver a report and assist with the risk assessment of Cisco’s executive compensation program. FWC advised that Cisco’s executive compensation program provides an appropriate pay philosophy, peer group, and benchmarking to support business objectives with meaningful risk mitigants and negative discretion by the Compensation Committee. FWC also advised that Cisco’s executive compensation program provides an effective balance in cash and equity mix, short- and long-term performance focus, corporate, business unit and individual performance focus, and financial performance measurement that avoids the taking of short-term risks at the expense of long-term shareholder interests.

The Compensation Committee also determined that Cisco’s commission and sales incentive plans for employees are based on measurable and verifiable sales goals that are aligned with Cisco’s company-wide revenue and operating income goals for its bonus plan for executives. In addition, target total incentive compensation for all employees is a small percentage of total sales and revenue and incentive opportunities under these plans are capped and management also retains negative discretion to reduce incentive amounts.

The Committee believes that the following risk oversight and compensation design features described in greater detail elsewhere herein safeguard against excessive risk taking:

•	Stock ownership requirements and a recoupment and clawback policy;

•

Prohibitions on employees engaging in any speculative transactions in Cisco securities like hedging, and the strong discouragement of executive officers from pledging Cisco securities in margin accounts or as collateral for a loan;

•	Executive bonus payouts are based on financial performance metrics that drive shareholder value; and

•

Equity awards for executive officers are also based on financial metrics that drive shareholder value as well as multi-year TSR goals, and all equity awards have vesting requirements that align employees’ interests with shareholders.

Compensation Process

The Compensation Committee begins its process of deciding how to compensate Cisco’s named executive officers by considering the competitive market data provided by its independent compensation consultant and Cisco’s human resources staff. The Compensation Committee engaged FWC to provide advice and recommendations on competitive market practices and specific compensation decisions. For purposes of evaluating competitive practices, the Compensation Committee, with assistance from FWC, identified criteria to select a list of companies which comprise Cisco’s peer group.

The peer group consists of an initial peer group that was established in March 2012 and, along with a study of peer group data prepared by FWC in May 2012, was used to establish most compensation targets and guide decisions prior to March 2013. The peer group was updated in March 2013 and, along with a study of peer group data prepared by FWC in June 2013, was used for compensation decisions thereafter and for fiscal 2013 year-end compensation benchmarking. As noted below, the differences between the two peer groups is negligible and we refer to the initial and updated peer groups below as the “Peer Group” in this Proxy Statement.

The Peer Group consists of a “Primary Peer Group” portion and a “Secondary Peer Group” portion. The Primary Peer Group portion consists of major information technology companies with related Global Industrial Classification System (GICS) codes, three-year rolling average market capitalizations greater than $20 billion for the initial peer group and $25 billion for the updated peer group (based on the three-year quarterly average) and revenues greater than $5 billion for the initial peer group and $10 billion for the updated peer group. It is primarily used to inform the Compensation Committee of pay levels and practices most relevant for the labor-market in which Cisco competes. The Secondary Peer Group portion consists of general-industry peers (excluding retail, media, energy, utilities and financial services companies where there are typically different basic pay models), with three-year rolling average market capitalizations of $65 billion or greater for both the initial and updated peer groups (based on the three-year quarterly average), and it is primarily used to provide the Compensation Committee with supplemental information on pay levels and practices of the overall market and best practices. The members of the Peer Group are set forth below.

Primary Peer Group

Accenture

ADP

Apple

Corning*

Dell

eBay

EMC

Google

Hewlett-Packard

IBM

Intel

MasterCard*

Microsoft

Oracle

Qualcomm

Texas Instruments

Visa

Secondary Peer Group

Abbott Labs

AT&T

Coca-Cola

General Electric

Johnson & Johnson

McDonald’s

Merck

Pepsico

Pfizer

Philip Morris International

Procter & Gamble

United Technologies

UPS**

Verizon

*	While part of the initial peer group, Corning and MasterCard no longer fit the peer group selection criteria and are no longer part of the Peer Group.

**	While not part of the initial peer group, UPS was added to the Peer Group based on satisfaction of the selection criteria.

For competitive benchmarking purposes, the positions of Cisco’s named executive officers were compared to their counterpart positions in the Peer Group, and the compensation levels for comparable positions in the Peer

Group were examined for guidance in determining base salaries, variable cash incentive awards and long-term, equity-based incentive awards.

The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although from time to time it seeks input and recommendations from the CEO and the Human Resources Department. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting. FWC has worked directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent where such projects are in direct support of the Compensation Committee’s charter. No work performed by FWC during fiscal 2013 raised any conflict of interest.

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Cisco and to its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, the cash incentive awards paid to named executive officers and the PRSUs awarded to named executive officers for fiscal 2013 are intended to comply with the exemption for performance-based compensation under Code Section 162(m), but the restricted stock units with time-based vesting granted to the named executive officers in fiscal 2013 are subject to the deduction limits of Code Section 162(m).

The Compensation Committee considers the accounting consequences to Cisco of different compensation decisions and the impact on shareholder dilution; however, neither of these factors by themselves will compel a particular compensation decision.

The Compensation Committee annually grants long-term, equity-based incentive awards to executive officers after the close of the prior fiscal year and the review and evaluation of each executive officer’s performance. The Compensation Committee’s policy is to generally grant equity awards only during open trading windows and to establish grant dates in advance, generally establishing those dates near the beginning of each fiscal year.

Compensation Components and Targets

The three major elements of Cisco’s executive officer compensation are: (i) base salary, (ii) variable cash incentive awards, and (iii) long-term, equity-based incentive awards. For fiscal 2013, approximately 70% of target annual total direct compensation for the named executive officers other than the CEO, consisting of annual base salary, variable cash incentive awards and long-term, equity-based incentive awards, was performance-based, reflecting Cisco’s core compensation philosophy to pay for performance. Approximately 95% of target total direct compensation for the CEO was performance-based.

For the named executive officers, the Compensation Committee decided that for fiscal 2013, it would target individual base salaries and at-target cash incentive awards with reference to the 50th percentile of the Peer Group and, consistent with its pay-for-performance philosophy, equity incentive awards with reference to the 75th percentile of the Peer Group.

The Compensation Committee believes that its compensation targets are appropriate in light of Cisco’s pay-for-performance philosophy as demonstrated in the above charts.

Fiscal 2013 Compensation

Base Salary.    Cisco usually establishes base salaries at the beginning of its fiscal year. For fiscal 2012, Mr. Chambers’ annual base salary was set at $375,000, which was well below the 25th percentile of the Peer Group in fiscal 2012 and had remained unchanged since fiscal 2008. In September 2012, the Committee increased Mr. Chambers’ historically low base salary to $1,100,000, which is closer to the median of the Peer Group, so that the total of his base salary and target bonus is more consistent with the Peer Group’s approach to total cash compensation. Based on their performance, their anticipated future contributions and the recommendation of Mr. Chambers, the Compensation Committee increased Mr. Moore’s and Mr. Lloyd’s base salaries from $800,000 to $825,000 and from $685,000 to $800,000, respectively, which is at the median for the Peer Group. Based on his performance, tenure and the recommendation of Mr. Chambers, Mr. Calderoni’s base salary was increased from $630,000 to $710,000, which is closer to the median of the Peer Group. In recognition of his becoming an executive officer, Mr. Robbins’ base salary was increased from $600,000 to $650,000, which is at slightly below the median of the Peer Group.

Variable Cash Incentive Awards.    Annual cash incentives are paid to reward achievement of critical short-term operating, financial, strategic and individual measures and goals that are expected to contribute to shareholder value creation over time. The Compensation Committee believes that the primary portion of the annual at-target cash compensation of each named executive officer should be in the form of variable cash incentive pay. Typically, the pay philosophy is to target annual cash compensation with reference to the 50th percentile of the Peer Group, with the opportunity to earn annual incentives in excess of that level based on achieving performance superior to the objectives the Compensation Committee has determined to target. Annual cash incentives are paid to reward achievement of critical shorter-term operating, financial, strategic and individual measures and goals that are expected to contribute to shareholder value creation over time.

Performance measures and goals for determining annual cash incentive awards for named executive officers for fiscal 2013 were pre-established under Cisco’s EIP and were intended to comply with the exemption for performance-based compensation under Code Section 162(m). The pre-established performance goals are based on Cisco’s achievement of established financial performance goals, customer satisfaction criteria and the executive’s individual contribution. The Compensation Committee established the annual financial performance goals so that they were consistent with the annual goals in Cisco’s fiscal 2013 financial plan established by the Board of Directors. The fact that the financial goals were not achieved at target levels in two out of the last five fiscal years reflects the general degree of difficulty of the financial performance goals established by the Compensation Committee under the EIP from fiscal year to fiscal year. Fiscal 2013 performance targets exceeded fiscal 2012 performance targets for both worldwide revenue and operating income by over 7%.

For each named executive officer, other than for the CEO, the cash incentive awards under the EIP are calculated by multiplying the individual’s annual base salary in effect at the beginning of the fiscal year by the individual’s target award percentage, and multiplying the result by a company performance factor (CPF), a customer satisfaction factor (CSF), and an individual performance factor (IPF), as follows:

BONUS = BASE x TARGET x CPF x CSF x IPF

At the beginning of fiscal 2013, a target award was established for each of the named executive officers and such target award was set at the median of the Peer Group or 200% of the CEO’s base salary, 100% of Mr. Robbins’ base salary and 125% of the respective annual base salaries for the other named executive officers.

The company performance factor for fiscal 2013 was determined over an annual performance period. The annual company performance factor for fiscal 2013 was set within the first 90 days of fiscal 2013 and ranged from 0.0 to 1.62 with target at 1.0. The Compensation Committee retained negative discretion to reduce the company performance factor.

The customer satisfaction factor was set at a maximum of 1.12, and the individual performance factor was set at a maximum of 2.0. The Compensation Committee retained negative discretion to reduce the customer satisfaction and individual performance factors for each named executive officer. In considering the appropriate individual performance factor for each named executive officer, the Compensation Committee considers the named executive officer’s leadership, strategic planning, implementation, innovation and contributions to Cisco’s achievement of its financial goals. The Compensation Committee uses its business judgment in reviewing each of these individual items and does not assign specific quantitative weighting to such items. The target for each of these two factors was 1.0.

The maximum bonus under this EIP formula is 363% of target assuming maximum company performance, customer satisfaction and individual performance factors. However, the Compensation Committee limited the maximum bonuses under the EIP to 300% of target, or 600% of base salary (300% x 200% of base salary) for the CEO, 300% of base salary (300% x 100% of base salary) for Mr. Robbins and 375% of base salary (300% x 125% of base salary) for the other named executive officers.

Worldwide revenue and operating income growth were used as the company performance factor for the performance period because they most directly align with Cisco’s growth strategy and generally represent the best correlation with shareholder value. The company performance factor and the individual performance factor are considered the most important factors in the EIP formula and, therefore, can range from 0 to 2.0. Operating income is weighted on a 4-to-1 basis compared to revenue in affecting the company performance factor. The customer satisfaction factor uses a narrower range (from 1.0 to 1.12) compared to the company performance and individual factors because it is viewed as correlated with Cisco’s broader company performance factor.

For fiscal 2013, the worldwide revenue target for purposes of the EIP was $48.4 billion and the actual result was $48.6 billion and the operating income target was $12.9 billion and the actual result was $13.8 billion. This resulted in a total fiscal 2013 company performance factor of 1.16, reflecting above target achievement of the company performance factor. However, the Compensation Committee exercised its discretion under the EIP and reduced the company performance factor from 1.16 to 1.12, which is the company performance factor that was used to calculate payments under the company-wide bonus plan for fiscal 2013.

As a point of reference, actual fiscal 2012 revenue was $46.1 billion and actual fiscal 2012 operating income was $12.7 billion, each as calculated for purposes of the EIP. For fiscal 2013, threshold financial performance for payout under the EIP is based on company performance at 65% of the above fiscal 2013 financial targets with revenue of at least $31.4 billion and operating income of at least $8.4 billion. Maximum payout under the EIP is triggered with revenue of at least $54.2 billion and operating income of at least $16.5 billion, which are respectively 112% and 128% of the above fiscal 2013 financial targets.

Worldwide revenue and operating income each were calculated for purposes of the EIP in accordance with pre-established rules. Worldwide revenue was Cisco’s GAAP worldwide revenue excluding the effects of the impact of changes in GAAP and the effects of business combinations subject to a pre-established threshold. Operating income was Cisco’s GAAP operating income excluding the following: share-based compensation expense; compensation expense related to acquisitions and investments; changes in estimates of contingent consideration related to acquisitions and investments; amortization or impairment of acquired intangible assets including in-process research and development; impacts to cost of sales from purchase accounting adjustments to inventory; all external acquisition-related costs such as finder’s fees, advisory, legal, accounting, valuation, hedging or other professional or consulting fees directly associated with acquisitions and investments; and each of the following subject to pre-established thresholds; the impact of any cumulative effect of changing to newly adopted accounting principles; operating income of the acquired entity and its subsidiaries as reflected on the financial records thereof; losses due to impairments or loss contingencies; direct losses on Cisco’s tangible assets from natural catastrophe, war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, or seizure; and restructuring charges.

For fiscal 2013, Cisco’s composite customer satisfaction score, which was derived from the results of an annual customer satisfaction survey in which Cisco met or exceeded all but one of its goals in the survey categories, was 1.09, slightly below the maximum of 1.12 and above the target of 1.0 set at the beginning of the performance period.

For fiscal 2013, the individual performance factors for each of the named executive officers, other than the CEO, were set by the Compensation Committee pursuant to the recommendation of the CEO based on the relative contributions of each of the named executive officers to Cisco’s success in fiscal 2013. The Compensation Committee established the individual performance factor for the CEO. Mr. Calderoni received the highest individual performance factor based on his efforts in developing better financial tools to help Cisco achieve record profits. Based on their success in their new roles, Mr. Moore, Mr. Lloyd and Mr. Robbins each received an individual performance factor 1.75. Mr. Chambers also received an individual performance factor of 1.75 based on his leadership on record financial results, acquisitions, succession planning, government and investor relations and Board of Director and shareholder confidence.

Based on the foregoing, the cash incentive awards for fiscal 2013 for each named executive officer were as follows.

Named Executive Officer	Base Salary	Target Award Percentage	Company Performance Factor	Customer Satisfaction Factor	Individual Performance Factor	EIP Payment
John T. Chambers	$1,100,000	200%	1.12	1.09	1.75	$4,700,080
Frank A. Calderoni	$710,000	125%	1.12	1.09	1.90	$2,058,574
Gary B. Moore	$825,000	125%	1.12	1.09	1.75	$2,203,163
Robert W. Lloyd	$800,000	125%	1.12	1.09	1.75	$2,136,400
Charles H. Robbins	$650,000	100%	1.12	1.09	1.75	$1,388,660

Based on Cisco’s improved performance during fiscal 2013, the incentive cash awards paid for fiscal 2013 to the named executive officers average at approximately the 75th percentile of the Peer Group.

Mr. Robbins also received a bonus of $800,000 in connection with his promotion to Senior Vice President, Worldwide Field Operations and becoming an executive officer.

Long-Term, Equity-Based Incentive Awards.    The objective of Cisco’s long-term, equity-based incentive awards is to align the interests of named executive officers with shareholders and to provide each named executive officer with an incentive to manage Cisco from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of the long-term, equity-based incentives according to each named executive officer’s position within Cisco and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition to the desired benchmarking percentiles and consideration of the competitive market data described above, the Compensation Committee takes into account an individual’s performance history, his or her potential for future advancement and promotions, the CEO’s recommendations for awards other than his own, and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

In September of 2012, the Compensation Committee approved an equity award to Mr. Chambers of 100% PRSUs with a target value of $10,969,800. In June of 2013, based on its top-quartile relative TSR and Mr. Chambers’ contribution to succession-planning efforts, the Compensation Committee approved the completion of the annual grant to the CEO of 100% PRSUs with a target value of $6,170,900, resulting in annual grants with a target value of over $17 million which is at approximately the 90th percentile of the Peer Group. In September of 2012, the Compensation Committee also approved equity awards of a 75%/25% combination (based on value) of PRSUs and time-based restricted stock units to the other named executive officers, other than Mr. Robbins, as set forth in the table below. Before Mr. Robbins was promoted to an executive officer, the Compensation Committee initially approved in September of 2012 an equity award to Mr. Robbins of a 50%/50% combination (based on shares) of PRSUs and time-based restricted stock units. The time-based restricted stock units vest in four equal annual installments on each annual anniversary of the award date. The PRSUs vest following the conclusion of the three-year performance period as further described below. Based on company performance, the total target value for the annual grants set forth below of PRSUs and time-based restricted stock units awarded to the named executive officers other than Mr. Chambers and Mr. Robbins was determined with reference to between the 75th and 85th percentile of the Peer Group. As explained immediately below the table, these target values are different than the amounts reported in the Summary Compensation Table and footnotes 1 and 3 to the Summary Compensation Table.

Named Executive Officer	Target PRSUs	Max. PRSUs	Target Value of PRSUs	Time-Based RSUs	Grant Value of Time Based RSUs	Total Target Value of Fiscal 2013 Annual Equity Awards
John T. Chambers	813,500	1,220,250	$17,140,700	—	—	$17,140,700
Frank A. Calderoni	250,700	376,050	$4,713,160	89,900	$1,590,331	$6,303,491
Gary B. Moore	263,500	395,250	$4,953,800	94,500	$1,671,705	$6,625,505
Robert W. Lloyd	218,800	328,200	$4,113,440	78,500	$1,388,665	$5,502,105
Charles H. Robbins	75,000	112,500	$1,410,000	75,000	$1,326,750	$2,736,750

Because the fiscal 2013 PRSUs include a three-year Total Shareholder Return Multiplier and annual Financial Goal Multipliers, the Summary Compensation Table reports a reduced value relative to the target value set forth in the table above and in the Executive Summary. FASB ASC Topic 718 requires that the value of the fiscal 2013 PRSUs reported in the Summary Compensation Table include the full value for the PRSUs based on the probable outcome of the Total Shareholder Return Multiplier, but only that portion of the value of the PRSUs based on the Financial Goal Multipliers for which annual financial performance metrics were established during fiscal 2013 based on probable achievement of such metrics. As a result, for the fiscal 2013 PRSUs, the Summary Compensation Table does not include the value of the PRSUs based on the annual financial metrics for fiscal 2014 or fiscal 2015. Such amounts will be included as equity compensation in the Summary Compensation Table for fiscal 2014 and fiscal 2015, respectively, when the financial metrics are established. However, the Summary Compensation Table for fiscal 2013 does include the value of the fiscal 2012 PRSUs based on the annual financial performance metrics for fiscal 2013.

Like fiscal 2012, the performance metrics for 50% of the PRSUs are operating cash flow and earnings per share based on consecutive annual goals over a three-year period, pre-established at the beginning of each of fiscal 2013, fiscal 2014 and fiscal 2015 in accordance with Code Section 162(m), over such three-year period. Performance will be reviewed at the end of each fiscal year and any PRSUs will be earned based on the average performance over the three fiscal years (the “Financial Goal Multiplier”). Also, like fiscal 2012, the performance metric for the remaining 50% of the PRSUs is Cisco’s TSR relative to the S&P 500 Information Technology Index over a three-year period covering fiscal 2013, fiscal 2014 and fiscal 2015 (the “Total Shareholder Return Multiplier”). The Total Shareholder Return Multiplier is determined by comparing Cisco’s TSR at the beginning and end of the performance period to the TSR of each company that comprises the S&P 500 Information Technology Index. The portion of Mr. Chambers grant made in June of 2013 is based solely on the Total Shareholder Return Multiplier from June 1, 2013 through the end of fiscal 2015 with the same relative TSR goals as the September grant.

The formula to determine the number of earned PRSUs is set forth below:

Earned PRSUs = Target PRSUs x

((50% x Average Financial Goal Multiplier) + (50% x Total Shareholder Return Multiplier))

Depending upon performance and the sum of the respective Multipliers, each named executive officer may receive total PRSU shares ranging from 0% to 150% of the target for superior performance.

For fiscal 2013, the worldwide operating cash flow target for purposes of the PRSUs was $11.5 billion and the actual result was $12.9 billion and the earnings per share target was $1.92 and the actual result was $2.05 resulting in an Financial Goal Multiplier for fiscal 2013 of 1.16. Fiscal 2013 financial targets exceeded fiscal 2012 financial targets for both operating cash flow and earnings per share by over 10% and actual fiscal 2013 financial results exceed fiscal 2012 financial results for both operating cash flow and earnings per share by over 10%.

As a point of reference, actual fiscal 2012 operating cash flow was $11.5 billion and actual earnings per share was $1.85, each as calculated for purposes of the fiscal 2012 PRSUs. For the fiscal 2013 PRSUs, threshold financial performance is based on company performance at 65% of the above fiscal 2013 financial targets with operating cash flow of at least $7.5 billion and earnings per share of at least $1.25. Financial performance for a maximum Financial Goal Multiplier for fiscal 2013 is triggered with operating cash flow of at least $14.2 billion and earnings per share of at least $2.38, which are respectively 123% and 124% of the above fiscal 2013 financial targets. For the fiscal 2013 PRSUs, a threshold relative TSR at the 25th percentile of the S&P 500 Information Technology Index would trigger a Total Shareholder Return Multiplier of 0.50 and a maximum relative TSR at or above the 75th percentile of the S&P 500 Information Technology Index would trigger a Total Shareholder Return Multiplier of 1.50.

At the end of the three-year performance period, the Total Shareholder Return Multiplier will be determined and 50% of the Average Financial Goal Multiplier (the average of the Financial Goal Multipliers for fiscal 2013, 2014 and 2015) will be added to 50% of the Total Shareholder Return Multiplier to determine an award of shares for each named executive officer. As fiscal 2013 was the first year of the three-year performance period, no shares were earned. The vesting and settlement of any of the PRSUs granted for fiscal 2013 will depend on Cisco’s performance for fiscal 2014 and fiscal 2015 (in addition to fiscal 2013) and TSR during the three-year performance period, and whether the Compensation Committee exercises any negative discretion to reduce the award when approving the settlement of the PRSUs.

As described in our Annual Proxy Statement for fiscal 2012, Cisco granted similar PRSUs in fiscal 2012. As reported last year, the Financial Goal Multiplier for fiscal 2012 was 1.07. The fiscal 2012 PRSUs also use the Financial Goal Multiplier for fiscal 2013 which was 1.16 (as discussed above) to determine an Annual Financial Goal Multiplier. For the fiscal 2012 PRSUs, these Financial Goal Multipliers will be averaged with the Financial Goal Multiplier for fiscal 2014 and 50% of the overall Average Financial Goal Multiplier will be added to 50% of the Total Shareholder Return Multiplier to determine an award of shares for each named executive officer based on Cisco’s performance during the three-year period covering fiscal 2012, fiscal 2013 and fiscal 2014.

Worldwide operating cash flow is Cisco’s GAAP operating cash flow. Earnings per share was calculated from Cisco’s GAAP diluted earnings per share excluding all of the items excluded from the calculation of operating income for purposes of the EIP, other than operating income of the acquired entity and its subsidiaries as reflected on the financial records thereof, including the income tax effects thereof; and each of the following subject to pre-established thresholds: net income or loss of the acquired entity and its subsidiaries as reflected on the financial records thereof, including any income tax effects; and the effects of certain tax matters.

In October of 2012, Mr. Moore was appointed President and Chief Operating Officer; Mr. Lloyd was appointed President, Development and Sales; and Mr. Robbins was promoted to Senior Vice President, Worldwide Field Operations and was appointed as an executive officer. In recognition of their promotions, the Compensation Committee decided to augment their annual grants with the following promotional grants of time-based restricted stock units and PRSUs, which FWC advised were reasonable and customary based on Peer Group practice in similar situations. In addition, Mr. Calderoni received the following grants in recognition of his value as Chief Financial Officer.

Named Executive Officer	Promotional/ Recognition PRSUs	Promotional/ Recognition RSUs	Total Target Value for Promotional/ Recognition Equity Award
Frank A. Calderoni	93,100	98,900	$3,487,779
Gary B. Moore	265,900	282,500	$9,961,947
Robert W. Lloyd	265,900	282,500	$9,961,947
Charles H. Robbins	—	200,000	$3,508,000

The PRSUs have the same performance conditions as the annual PRSUs granted to Mr. Calderoni, Mr. Moore and Mr. Lloyd, and the time-based restricted stock units vest in four equal annual installments on each annual anniversary of the award date, except that the time-based restricted stock units for Mr. Robbins vest 50% on 9/11/15 and 50% on 9/11/16.

Subject to continued employment, any earned PRSUs will be settled at the end of the three-year performance period. All outstanding unvested equity awards under Cisco’s 2005 Stock Incentive Plan (and 1996 Stock Incentive Plan) will vest in full (at target levels for PRSUs), and, if applicable, become immediately exercisable in the event of the named executive officer’s death, terminal illness or if Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity, or in the event there is a hostile change in control or ownership of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders to accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership. Cisco believes that this accelerated equity vesting is appropriate under the circumstances described above to ensure that employees are not deprived of their equity when Cisco may not be able to arrange for appropriate vesting continuation terms and conditions. Cisco does not provide for any golden parachute excise tax gross-up arrangements for its named executive officers, nor does it provide employment agreements with cash severance provisions, unless under certain circumstances an executive officer is on international assignment. Please refer to the “Potential Payments upon Termination or Change in Control” for additional information regarding potential accelerated vesting of outstanding awards granted to the named executive officers.

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the three-year performance period.

Cisco believes that the retirement vesting feature of all PRSUs is an appropriate and necessary retention tool because it provides protection to the named executive officers in light of the three-year PRSU performance period and is a prevalent practice among the companies within the Peer Group that grant similar equity awards with multi-year performance periods. Further, PRSUs will be forfeited and provide no value to its holder to the extent a named executive officer violates specific post-retirement covenants.

Please refer to the table entitled “Grants of Plan-Based Awards—Fiscal 2013” for additional information regarding these equity grants to the named executive officers, and to the “Potential Payments upon Termination or Change in Control” for additional information regarding these grants to the named executive officers and all other outstanding equity awards previously granted to the named executive officers.

Group Benefits/Perquisites.    Cisco’s named executive officers generally do not receive any special benefits such as payment of club memberships, financial planning or executive dining rooms. Other than executive physicals and their right to participate along with other enumerated employees in the nonqualified deferred compensation plan described below, there are no special employee benefit plans for the named executive officers and Cisco’s named executive officers are eligible to participate in the same employee benefit plans and on the same basis as all other Cisco employees.

During fiscal 2013, Cisco provided certain named executive officers with payment for personal expenses, including spousal travel and personal expenses, in connection with a business trip to recognize sales personnel achievements and a business trip to the 2012 Summer Olympics for Cisco promotional purposes. Pursuant to a policy adopted by the Compensation Committee during fiscal 2009, Cisco is not providing to its named executive officers tax restoration payments with respect to this taxable income.

Deferred Compensation Plan.    The adoption of the Deferred Compensation Plan by the Board of Directors in 2007 resulted from a review of the prevalence of similar deferred compensation plans operated by Cisco’s Peer Group and a recommendation from the Compensation Committee that the Deferred Compensation Plan should be adopted. The Deferred Compensation Plan is available to all U.S. employees with the title of director or above, including the named executive officers. A primary rationale for adopting the plan was to provide an opportunity for individual retirement savings on a tax- and cost-effective basis on compensation above the Code limits under the Cisco 401(k) Plan, recognizing that Cisco does not sponsor a supplemental executive retirement plan or a pension plan on behalf of the named executive officers covered by the Deferred Compensation Plan. It was also decided, based on this same rationale and because the Cisco 401(k) Plan has a matching contribution, that Cisco would begin making matching contributions starting with calendar year 2007 at the same percentage as made under the Cisco 401(k) Plan. Those matching contributions are described in footnote 4 to the “Nonqualified Deferred Compensation—Fiscal 2013” table below. The Deferred Compensation Plan administrator is Cisco’s 401(k) Plan Administration Committee.

Fiscal 2014 Compensation Approach

•

Base Salaries—On September 18, 2013, because of his strong performance relative to his counterparts in the Peer Group and for purposes of internal equity, the CEO recommended and the Compensation Committee approved an increase in Mr. Calderoni’s base salary for fiscal 2014 from $710,000 to $800,000. The Compensation Committee does not intend at this time to make any other adjustments to the annual base salaries for the other named executive officers.

•

Variable Cash Incentive Awards—Awards under the EIP for fiscal 2014 are based on the same one-year performance metrics as were used in fiscal 2013, but the specific financial targets will be the same as those used under the company-wide bonus plan and as a result, the maximum possible bonus has been reduced from 300% of target to 269% of target.

•

Long-Term, Equity-Based Incentive Awards—On September 18, 2013, the Compensation Committee granted the following equity awards to the named executive officers and the PRSUs were granted using a three-year performance period and the same performance metrics (but not goals) that were used in fiscal 2013. With the exception of the award to Mr. Chambers, all of the awards were approved generally with reference to the 75th percentile of the Primary Peer Group in recognition of Cisco’s TSR. The grant to Mr. Chambers was made with reference to the median of the Primary Peer Group with an opportunity to earn his award at the 75th percentile for superior relative TSR and operational performance.

Named Executive Officer	Performance-Based Restricted Stock Units	Time-Based Restricted Stock Units
John T. Chambers	445,100	—
Frank A. Calderoni	225,000	81,100
Gary B. Moore	258,900	93,400
Robert W. Lloyd	258,900	93,400
Charles H. Robbins	148,000	160,100

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation and Management Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with Cisco’s management. Based on that review and those discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into Cisco’s Annual Report on Form 10-K for its 2013 fiscal year.

Submitted by the Compensation and Management Development Committee

Roderick C. McGeary, Chairperson

Carol A. Bartz

M. Michele Burns

Brian L. Halla

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2013 were: Roderick C. McGeary (Chairperson), M. Michele Burns and Brian L. Halla for all of fiscal 2013; and Carol A. Bartz beginning in November 2012. No member of this committee was at any time during fiscal 2013 or at any other time an officer or employee of Cisco, and no member of this committee had any relationship with Cisco requiring disclosure under Item 404 of Regulation S-K. No executive officer of Cisco has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal 2013.

Summary of Compensation

The following table, footnotes and related narrative sets forth the “total compensation” earned by the named executive officers for services rendered in all capacities to Cisco and its subsidiaries for each of the last three or fewer fiscal years during which such individuals were designated as named executive officers. The salary, bonus and non-equity incentive plan compensation columns set forth below reflect the actual amounts paid for the relevant fiscal years, while the stock awards column reflects accounting values. For the actual amounts of compensation related to long-term equity incentives, please review the “Option Exercises and Stock Vested —Fiscal 2013” table below. Cisco’s named executive officers for fiscal 2013 include Cisco’s CEO, CFO, and the three most highly compensated executive officers (other than the CEO and CFO) in fiscal 2013.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
John T. Chambers	2013	$1,100,000	—	$15,237,652	(3)	—	$4,700,080	$11,769	(4)	$21,049,501
Chairman and Chief Executive Officer	2012	$375,000	—	$7,348,265	(3)	—	$3,953,376	$11,025		$11,687,666
	2011	$375,000	—	$12,500,100	(5)	—	—	$11,025		$12,886,125

Frank A. Calderoni	2013	$710,000	—	$8,231,106	(3)	—	$2,058,574	$68,456	(4)	$11,068,136
Executive Vice President, Chief Financial Officer	2012	$630,000	—	$2,926,097	(3)	—	$1,402,380	$74,585		$5,033,062
	2011	$630,000	—	$7,236,900	(5)	—	—	$21,483		$7,888,383

Gary B. Moore	2013	$825,000	—	$14,147,304	(3)	—	$2,203,163	$58,548	(4)	$17,234,015
President and Chief Operating Officer	2012	$800,000	—	$4,208,186	(3)	—	$2,220,064	$21,897		$7,250,147
	2011	$699,808	—	$10,518,900	(5)	—	—	$33,962		$11,252,670

Robert W. Lloyd	2013	$800,000	—	$13,236,126	(3)	—	$2,136,400	$56,025	(4)	$16,228,551
President, Development and Sales	2012	$685,000	—	$3,887,312	(3)	—	$1,677,291	$56,250		$6,305,853
	2011	$685,000	—	$7,236,900	(5)	—	—	—		$7,921,900

Charles H. Robbins	2013	$640,962	$800,000(7)	$6,034,000	(3)	—	$1,388,660	$1,431,657	(4)(8)	$10,295,279
Senior Vice President, Worldwide Field Operations (6)

(1)

The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of PRSUs, restricted stock unit awards and PRSU rights during the applicable fiscal year under the 2005 Stock Incentive Plan. As explained further below in footnote 3 to the Summary Compensation Table below, the amounts reported for fiscal 2013 include additional aggregate fair value related to the PRSUs awarded in fiscal 2012, which were not included in the amounts reported for fiscal 2012 pursuant to FASB ASC Topic 718. For a more detailed discussion of the valuation methodology used to value the PRSUs awarded during fiscal 2013 and fiscal 2012, see footnote 3 to the Summary Compensation Table below. For time-based restricted stock unit awards and PRSU rights awarded prior to March 17, 2011, the grant date fair values were determined based on the closing share price of Cisco common stock on the date of grant. For time-based awards granted in fiscal 2013, fiscal 2012, and in fiscal 2011 on or subsequent to March 17, 2011, the grant date fair value was determined using the closing share price of Cisco common stock on the date of grant, adjusted for the present value of expected dividends. For a more detailed discussion of the PRSU rights awarded in fiscal 2011, see footnote 5 to the Summary Compensation Table below.

(2)	The amounts listed in the Non-Equity Incentive Plan Compensation column for fiscal 2013 and fiscal 2012 reflect the cash awards paid under the EIP for performance in the applicable fiscal year.

(3)

The PRSUs awarded in fiscal 2013 and fiscal 2012 are generally based on the three-year performance cycle of fiscal 2013 through fiscal 2015 and fiscal 2012 through fiscal 2014, respectively. The performance metrics for 50% of the PRSUs are based on operating goal performance, and the performance metric for the remaining 50% of the PRSUs is Cisco’s relative TSR, except that the performance metric for 100% of the PRSUs awarded to Mr. Chambers in June 2013 was Cisco’s relative TSR. See “Compensation Discussion and Analysis—Fiscal 2013 Compensation” for a more complete description of the PRSUs.

The metric used to determine the number of PRSUs earned relative to total shareholder return is Cisco’s TSR compared to the S&P 500 Information Technology Index over a three fiscal year period, except that the TSR performance metric for the PRSUs awarded to Mr. Chambers in June 2013 cover the period starting June 1, 2013 through the end of fiscal 2015. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component for the entire three-year performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation model.

The metrics used to determine the number of PRSUs earned relative to operating goal performance are operating cash flow and earnings per share based on annual goals, pre-established at the beginning of each applicable fiscal year in accordance with Code Section 162(m). These operating goal performance metrics will be reviewed at the end of each fiscal year and any PRSUs will be earned based on the average performance over the three applicable fiscal years, subject to the Compensation Committee’s approval. Because the performance-related component is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved.

The table below sets forth the grant date fair value for PRSUs awarded in fiscal 2013 and 2012.

Name	Fiscal Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($) *	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)*	Market-Related Component Grant Date Fair Value ($)**
John T. Chambers	2013	$3,176,319	$4,764,479	$12,061,333
	2012	$1,285,823	$1,928,734	$6,062,442
Frank A. Calderoni	2013	$1,425,632	$2,138,448	$3,480,437
	2012	$373,096	$559,644	$1,759,087
Gary B. Moore	2013	$2,148,337	$3,222,505	$5,372,212
	2012	$536,490	$804,735	$2,529,464
Robert W. Lloyd	2013	$1,971,445	$2,957,168	$4,920,966
	2012	$495,580	$743,370	$2,336,579
Charles H. Robbins	2013	$442,125	$663,188	$757,125

*

The amounts for fiscal 2013 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2013 and fiscal 2012 (i) based upon the probable or target outcome of the fiscal 2013 operating goal performance-related component as of the date the goals were set, and (ii) based upon achieving the maximum level of performance under the fiscal 2013 operating goal performance-related component as of the date the goals were set.

The amounts for fiscal 2012 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2012 (i) based upon the probable outcome of the fiscal 2012 operating goal performance-related component as of the grant date, and (ii) based upon achieving the maximum level of performance under the fiscal 2012 operating goal performance-related component as of the grant date. The probable and maximum values are based upon achieving the target or maximum level of performance as of the date the goals were set.

**	Represents the grant date fair value for the market-related TSR component, which is not subject to probable or maximum outcome assumptions.

The following table includes the assumptions used to calculate the grant date fair value of PRSU awards reported for fiscal 2013 and 2012:

		Assumptions (Operating Goal)				Assumptions (TSR Goal)
Fiscal 2013	Fair Value ($)	Range of Risk Free Interest Rate (%)	Dividend Yield (%)	Fair Value ($)		Cisco Volatility (%)	Risk Free Interest Rate (%)	Dividend Yield (%)

Year 2 of 9/8/2011 PRSU	17.96	0.09 - 0.25	2.94	N/A		N/A	N/A	N/A
Year 1 of 9/12/2012 PRSU	17.41	0.09 - 0.33	2.94	20.19		31.54	0.32	2.94
Year 1 of 10/3/2012 PRSU	17.26	0.10 - 0.33	2.96	20.40		31.69	0.29	2.96
Year 1 of 6/13/2013 PRSU	N/A	N/A	N/A	26.83		29.74	0.35	2.79

Fiscal 2012

Year 1 of 9/8/2011 PRSU	15.57	0.01 - 0.33	1.47	24.47	†	31.67	0.32	1.26

†

A measurement date of December 7, 2011 was used because these PRSUs were awarded subject to shareholder approval of the amendment and restatement of the 2005 Stock Incentive Plan at the 2011 annual meeting of shareholders.

(4)

The amounts listed in the All Other Compensation column for fiscal 2013 include actual and estimated matching contributions by Cisco under the Cisco Systems, Inc. Deferred Compensation Plan on behalf of certain participating named executive officers. This includes $56,025, $47,597 and $56,025 in matching contributions on behalf of Mr. Calderoni, Mr. Moore, and Mr. Lloyd, respectively, related to fiscal 2013 salary deferred during calendar year 2012 as well as fiscal 2013 salary and non-equity incentive plan compensation deferred during calendar year 2013 that is expected to be credited at the end of calendar year 2013. See “Nonqualified Deferred Compensation — Fiscal 2013” for more information. In addition, the amounts listed in the All Other Compensation column for fiscal 2013 include matching contributions that Cisco made under its 401(k) plan on behalf of certain participating named executive officers, including $11,769, $12,431, $10,951 and $11,475 on behalf of Mr. Chambers, Mr. Calderoni, Mr. Moore and Mr. Robbins, respectively.

(5)

For the PRSU rights awarded in fiscal 2011, 84% of the target number of restricted stock units would have been granted pursuant to these awards; however, in light of the erosion of shareholder value in fiscal 2011, the Compensation Committee exercised its negative discretion and decided no named executive officer would receive a performance-based equity award for fiscal 2011. The maximum that could have been earned under the PRSU rights was 133% of target for fiscal 2011. Those maximum values for fiscal 2011 that could have been earned were: for Mr. Chambers, $8,312,567; for Mr. Calderoni, $4,812,539; for Mr. Moore, $4,812,539; and for Mr. Lloyd, $4,812,539.

(6)	Mr. Robbins was promoted to Senior Vice President, Worldwide Field Operations on October 3, 2012 and was not a named executive officer in fiscal 2012 or 2011.

(7)	Mr. Robbins received a bonus of $800,000 in connection with his promotion to Senior Vice President, Worldwide Field Operations and becoming an executive officer.

(8)

Mr. Robbins was reassigned to California from Georgia as of November 2012 and during fiscal 2013. In addition to the amounts listed in the All Other Compensation column for Mr. Robbins set forth in footnote 4 above, the amount listed in the All Other Compensation column for fiscal 2013 includes: (i) $333,737 for relocation expenses from Georgia to California pursuant to standard Cisco policy, but with no tax equalization benefit, which primarily includes $220,506 for payments to a third-party home sale assistance firm (which may include inspection, appraisal, and other costs related to the sale and purchase of a home) and $46,707 for moving services; and (ii) $1,081,671 of imputed income in connection with the forgiveness of debt for Mr. Robbins which occurred prior to his becoming an executive officer, which amount was not tax equalized. Other similar perquisites and personal benefits included in the amounts shown for fiscal 2013 consist of a relocation miscellaneous expense, an allowance for temporary housing, mortgage interest assistance payments, and reimbursement for personal expenses related to a trip he attended to recognize sales personnel achievements.

The following table provides information on cash-based performance awards, restricted stock unit awards and stock option awards in fiscal 2013 to each of Cisco’s named executive officers. There can be no assurance that the Grant Date Fair Value, as listed in this table, of the Stock Unit and Stock Option Awards will ever be realized. These Grant Date Fair Value amounts also are included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table.

Grants of Plan-Based Awards—Fiscal 2013

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (1)	Maximum (#)
John T. Chambers		(3)	—	$2,220,000	$6,660,000
	9/12/12	(4)				—	583,500	875,250				$7,583,555
	6/13/13	(4)				—	230,000	345,000				$6,170,900
Frank A. Calderoni		(3)	—	$887,500	$2,662,500
	9/12/12	(4)				—	250,700	376,050				$3,258,264
	9/12/12	(5)							89,900			$1,590,331
	10/3/12	(4)				—	93,100	139,650				$1,217,438
	10/3/12	(5)							98,900			$1,734,706
Gary B. Moore		(3)	—	$1,031,250	$3,093,750
	9/12/12	(4)				—	263,500	395,250				$3,424,622
	9/12/12	(5)							94,500			$1,671,705
	10/3/12	(4)				—	265,900	398,850				$3,477,086
	10/3/12	(5)							282,500			$4,955,050
Robert W. Lloyd		(3)	—	$1,000,000	$3,000,000
	9/12/12	(4)				—	218,800	328,200				$2,843,671
	9/12/12	(5)							78,500			$1,388,665
	10/3/12	(4)				—	265,900	398,850				$3,477,086
	10/3/12	(5)							282,500			$4,955,050
Charles H. Robbins		(3)	—	$650,000	$1,950,000
	9/12/12	(5)							75,000			$1,326,750
	9/12/12	(4)				—	75,000	112,500				$974,750
	10/3/12	(6)							200,000			$3,508,000

(1)

Each of the awards will vest in full (at target levels for PRSUs) and, if applicable, become immediately exercisable in the event that Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity, or in the event there is a hostile change in control or ownership of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders to accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership. In addition, pursuant to a Compensation Committee policy which can be revoked or changed at any time, if the holder of an award dies or becomes terminally ill, his or her award will generally vest in an amount equal to the greater of 100% of the unvested shares subject to the award (at target levels for PRSUs) up to a total value of $10 million, net of aggregate exercise or purchase price, or up to one year of vesting from the date of death or determination of terminal illness. For purposes of this policy, shares subject to the award are valued based on the closing share price of Cisco common stock on the date of death or determination of terminal illness.

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the three-year performance period. Further, PRSUs will be forfeited and provide no value to its holder to the extent the holder violates specific post-retirement covenants.

(2)

Excludes the grant date fair value for the operating goal performance-related component of the fiscal 2012 awards based on the probable or target outcome of the fiscal 2013 operating goal performance-related component because these PRSUs were awarded in fiscal 2012. The amounts included in the “Stock Award” column of the Summary Compensation Table for fiscal 2013 related to the PRSUs awarded in fiscal 2012 are as follows: $1,483,197 for Mr. Chambers; $430,367 for Mr. Calderoni, $618,841 for Mr. Moore; $571,654 for Mr. Lloyd; and $224,500 for Mr. Robbins.

(3)

These rows represent possible payouts pursuant to the annual cash incentive awards under the EIP for fiscal 2013. More information about these payments appears above in the “Compensation Discussion and Analysis” section of this Proxy Statement. For each named executive officer other than Mr. Chambers and Mr. Robbins, the target and maximum values are calculated by multiplying 125% (target) and 375% (maximum), respectively, by the executive’s annual base salary in effect at the beginning of fiscal 2013. For Mr. Chambers, the target and maximum values are calculated by multiplying 200% (target) and 600% (maximum), respectively, by his annual base salary in effect at the beginning of fiscal 2013. For Mr. Robbins, the target and maximum values are calculated by multiplying 100% (target) and 300% (maximum), respectively, by his annual base salary in effect at the end of fiscal 2013. The EIP did not contain any threshold value for fiscal 2013.

(4)

The amounts shown in these rows reflect, in share amounts, the target and maximum potential awards of restricted stock units for the fiscal 2013 performance period, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement. In September 2012, each named executive officer was awarded PRSUs under the 2005 Stock Incentive Plan, which are subject to the satisfaction of pre-determined performance metrics based on operating cash flow, earnings per share and relative TSR over the three fiscal year performance cycle starting with fiscal 2013, with a maximum award equal to 150% of the target grant. In October 2012, Messrs. Calderoni, Moore, and Lloyd were each awarded PRSUs under the 2005 Stock Incentive Plan subject to the satisfaction of the same conditions as set forth in the preceding sentence. In June 2013, Mr. Chambers was awarded PRSUs under the 2005 Stock Incentive Plan, subject to the satisfaction of pre-determined performance metrics based on relative TSR over the period from June 1, 2013 through the end of fiscal 2015. There was no threshold number of restricted stock units for fiscal 2013. The potential awards were performance-based and were completely at risk. For additional detail on the grant date fair value of the PRSUs, see footnote 3 to the Summary Compensation Table above.

(5)	Granted under the 2005 Stock Incentive Plan and vests in 25% increments on September 11, 2013, and annually for the next 3 years. Each award is settled in shares on each vesting date.

(6)	Granted under the 2005 Stock Incentive Plan and vests in 50% increments on September 11, 2015 and September 11, 2016. Each award is settled in shares on each vesting date.

The following table shows the number of Cisco common shares covered by exercisable and unexercisable stock options, and the number of Cisco unvested restricted stock units, held by Cisco’s named executive officers as of July 27, 2013.

Outstanding Equity Awards At 2013 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) *	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) *
John T. Chambers	1,300,000	—	$17.86	9/29/2014
	1,300,000	—	$23.01	9/21/2015
	900,000	—	$32.21	9/20/2016
	838,541	36,459	$23.40	11/12/2016	(1)
						87,500	(2)	$2,231,250
						142,500	(4)	$3,633,750
									743,250	(8)	$18,952,875
									875,250	(9)	$22,318,875
									345,000	(14)	$8,797,500
Frank A. Calderoni	58,750	—	$17.80	8/12/2014
	120,000	—	$17.86	9/29/2014
	200,000	—	$23.01	9/21/2015
	100,000	—	$25.85	6/7/2016
	240,000	—	$32.21	9/20/2016
	479,166	20,834	$23.40	11/12/2016	(1)
						50,000	(2)	$1,275,000
						82,500	(4)	$2,103,750
						37,950	(7)	$967,725
						89,900	(10)	$2,292,450
						98,900	(11)	$2,521,950
									215,662	(8)	$5,499,381
									376,050	(9)	$9,589,275
									139,650	(12)	$3,561,075

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) *	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) *
Gary B. Moore	275,000	—	$17.86	9/29/2014
	200,000	—	$23.01	9/21/2015
	240,000	—	$32.21	9/20/2016
	150,000	—	$20.10	6/11/2016
						50,000	(2)	$1,275,000
						25,000	(3)	$637,500
						82,500	(4)	$2,103,750
						100,000	(5)	$2,550,000
						54,600	(7)	$1,392,300
						94,500	(10)	$2,409,750
						282,500	(11)	$7,203,750
									310,110	(8)	$7,907,805
									395,250	(9)	$10,078,875
									398,850	(12)	$10,170,675
Robert W. Lloyd	700,000	—	$19.24	6/10/2014
	179,117	—	$17.86	9/29/2014
	200,000	—	$23.01	9/21/2015
	240,000	—	$32.21	9/20/2016
	150,000	—	$20.10	6/11/2016
	479,166	20,834	$23.40	11/12/2016	(1)
						50,000	(2)	$1,275,000
						82,500	(4)	$2,103,750
						50,438	(7)	$1,286,169
						78,500	(10)	$2,001,750
						282,500	(11)	$7,203,750
									286,462	(8)	$7,304,781
									328,200	(9)	$8,369,100
									398,850	(12)	$10,170,675
Charles H. Robbins	76,667	—	$23.01	9/21/2015
	42,000	—	$32.21	9/20/2016
	70,000	—	$20.10	6/11/2016
	100,000	—	$22.88	2/19/2017
						40,000	(2)	$1,020,000
						50,000	(4)	$1,275,000
						100,000	(6)	$2,550,000
						56,250	(7)	$1,434,375
						75,000	(10)	$1,912,500
						200,000	(13)	$5,100,000
									112,500	(8)	$2,868,750
									112,500	(9)	$2,868,750

*

The market values of the restricted stock units that have not vested and the unearned PRSUs are calculated by multiplying the number of units shown in the table by the closing share price of Cisco common stock on July 26, 2013, which was $25.50.

Vesting Schedule for Outstanding Stock Options and Unvested Restricted Stock Units

Note	Grant Dates	Incremental Vesting Dates
(1)	11/12/09	25% on 9/11/10; pro-rata monthly for next 36 months
(2)	11/12/09	25% on 9/11/10; 25% annually for next 3 years
(3)	6/10/10	25% on 6/11/11; 25% annually for next 3 years
(4)	9/16/10	25% on 9/11/11; 25% annually for next 3 years
(5)	3/17/11	25% on 3/12/12; 25% annually for next 3 years
(6)	6/16/11	25% on 6/11/12; 25% annually for next 3 years
(7)	9/8/11	25% on 9/11/12; 25% annually for next 3 years
(8)	9/8/11

Vests on 9/11/14 based on (i) the achievement of two operating goal performance metrics, operating cash flow and earnings per share, based on annual goals that are pre-established at the beginning of each of fiscal 2012, fiscal 2013 and fiscal 2014 and (ii) Cisco’s TSR relative to the S&P 500 Information Technology Index over a three-year period covering fiscal 2012, fiscal 2013 and fiscal 2014. The number of shares and the payout value for the fiscal 2012 PRSUs set forth above reflect the maximum potential payout since Cisco’s performance during the first two years of the three-year performance period has exceeded the target levels. The maximum potential payout represents 150% of the target number of PRSUs. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

Note	Grant Dates	Incremental Vesting Dates
(9)	9/12/12

Vests on 9/11/15 based on (i) the achievement of two operating goal performance metrics, operating cash flow and earnings per share, based on annual goals that are pre-established at the beginning of each of fiscal 2013, fiscal 2014 and fiscal 2015 and (ii) Cisco’s TSR relative to the S&P 500 Information Technology Index over a three-year period covering fiscal 2013, fiscal 2014 and fiscal 2015. The number of shares and the payout value for the fiscal 2013 PRSUs set forth above reflect the maximum potential payout since Cisco’s performance during the first year of the three-year performance period has exceeded the target levels. The maximum potential payout represents 150% of the target number of PRSUs. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(10)	9/12/12	25% on 9/11/13; 25% annually for next 3 years
(11)	10/3/12	25% on 9/11/13; 25% annually for next 3 years
(12)	10/3/12

Vests on 9/11/15 based on (i) the achievement of two operating goal performance metrics, operating cash flow and earnings per share, based on annual goals that are pre-established at the beginning of each of fiscal 2013, fiscal 2014 and fiscal 2015 and (ii) Cisco’s TSR relative to the S&P 500 Information Technology Index over a three-year period covering fiscal 2013, fiscal 2014 and fiscal 2015. The number of shares and the payout value for the fiscal 2013 PRSUs set forth above reflect the maximum potential payout since Cisco’s performance during the first year of the three-year performance period has exceeded the target levels. The maximum potential payout represents 150% of the target number of PRSUs. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(13)	10/3/12	50% on 9/11/15; 50% on 9/11/16
(14)	6/13/13

Vests on 9/11/15 based on Cisco’s TSR relative to the S&P 500 Information Technology Index over the period starting June 1, 2013 through the end of fiscal 2015. The number of shares and the payout value for the PRSUs set forth above reflect the maximum potential payout based on Cisco’s fiscal 2013 relative TSR performance. The maximum potential payout represents 150% of the target number of PRSUs. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

Except as described below, each stock option granted prior to 2009 has a maximum term of nine years measured from the applicable grant date, subject to earlier termination in the event of the optionee’s cessation of service with Cisco. Each option that was granted to the named executive officers on November 12, 2009 has a maximum term of seven years measured from the applicable grant date, subject to earlier termination in the event of the optionee’s cessation of service with Cisco. The exercise price for each of these options is equal to the closing share price of Cisco common stock on the date of grant.

The following table shows the number of shares acquired by each of the named executive officers during fiscal 2013 through stock option exercises and vesting of restricted stock units (including restricted stock units granted upon the satisfaction of a performance condition). The table also presents the value realized upon such exercises and vesting, as calculated, in the case of stock options, based on the difference between the market price of Cisco’s common stock at exercise and the option exercise price, and as calculated, in the case of restricted stock units, based on the closing share price of Cisco’s common stock on the NASDAQ Global Select Market on the vesting date.

Option Exercises and Stock Vested—Fiscal 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
John T. Chambers	1,500,000	$7,019,100	215,700		$4,106,928
Frank A. Calderoni	78,000	$368,940	140,087		$2,703,556
Gary B. Moore	325,000	$814,678	334,387	(1)	$6,957,978
Robert W. Lloyd	30,000	$54,600	276,749		$5,651,676
Charles H. Robbins	47,433	$170,577	185,583		$3,906,215

(1)	Includes 10,312 shares subject to fully vested deferred stock units, which will not settle until after Mr. Moore’s separation from service with Cisco within the meaning of Code Section 409A.

The following table shows the contributions and earnings during fiscal 2013, and account balance as of July 27, 2013, for named executive officers under the Cisco Systems, Inc. Deferred Compensation Plan or the 2005 Stock Incentive Plan, as the case may be.

Nonqualified Deferred Compensation—Fiscal 2013

Name	Plan	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (3)
John T. Chambers	—	—	—		—	—	—
Frank A. Calderoni	Deferred Compensation Plan	$1,312,056	$56,025	(4)	$786,165	—	$6,270,518
Gary B. Moore	Deferred Compensation Plan	$47,597	$47,597	(4)	$3,404	167,755(5)	$1,227,659
	2005 Stock Incentive Plan	$196,340	—		$167,787	—	$525,938
Robert W. Lloyd	Deferred Compensation Plan	$854,560	$56,025	(4)	$519,924	—	$5,335,441
Charles H. Robbins	—	—	—		—	—	—

(1)

The executive contribution amounts under the Deferred Compensation Plan were included in fiscal 2013 compensation in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, as applicable. The executive contribution amount under the 2005 Stock Incentive Plan represents the value of fully vested deferred stock units based on the closing share price of Cisco’s common stock on the NASDAQ Global Select Market on the vesting date and is included in the “Value Realized on Vesting” column of the Option Exercises and Stock Vested—Fiscal 2013 table.

(2)

None of the amounts in this column is included in the Summary Compensation Table because plan earnings were not preferential or above-market. The earnings related to the 2005 Stock Incentive Plan represent a change in the value of the underlying deferred Cisco stocks during fiscal 2013.

(3)

The following amounts included in this column for the Deferred Compensation Plan also have been reported in the Summary Compensation Table as compensation for fiscal 2013 or a prior fiscal year: Mr. Calderoni, $5,017,243; Mr. Moore, $334,117; and Mr. Lloyd, $3,454,187. The aggregate grant date fair value of Mr. Moore’s fully vested deferred stock units under the 2005 Stock Incentive Plan included in this column that has been reported in the Summary Compensation Table as compensation for fiscal 2011 was $452,306. The deferred equity amounts included in the table above are valued using the closing share price of Cisco common stock on July 26, 2013, which was $25.50.

(4)

These amounts were included in the “All Other Compensation” column of the Summary Compensation Table. Matching contributions under the Deferred Compensation Plan are made to eligible participants following the end of each calendar year. Generally, the matching contribution rate for calendar year 2012 was, and the matching contribution rate for calendar year 2013 will be, 4.5% of eligible compensation over the Code Section 401(a)(17) limit for each calendar year ($255,000 for 2013, and $250,000 for 2012), with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2013 and 2012 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan. The amounts in this column reflect the sum of (i) actual calendar year 2012 matching contributions, excluding the portion of those contributions related to deferrals of fiscal 2012 salary and non-equity incentive plan compensation, and (ii) estimated calendar year 2013 matching contributions related to deferrals of fiscal 2013 salary and non-equity incentive plan compensation during calendar year 2013 that are expected to be credited to the accounts of the named executive officers at the end of calendar year 2013.

(5)

The amount reported in this column represents the distribution related to a deferral election made by Mr. Moore in prior fiscal years. Distributions are made in accordance with elections filed by participants at the time of their deferral elections and distributions are expected to occur on specified future distribution dates or after participant’s separation of service.

The Deferred Compensation Plan, which became effective on June 25, 2007, is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a specified percentage of their base salary (up to 75%), commissions and/or eligible bonuses (up to 100%) in a manner similar to the way in which Cisco’s 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Code. The Deferred Compensation Plan is designed to comply with Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of Cisco’s management employees, which group includes each of Cisco’s named executive officers.

Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the 401(k) Plan Committee and elected by a participant. Currently, the measurement funds consist of the following: Fidelity Money Market Fund; iShares Barclays U.S. Aggregate Bond Fund; SPDR S&P 500 ETF Trust; SPDR S&P MidCap 400 ETF Trust; iShares Russell 2000 Index Fund; iShares MSCI EAFE Index Fund; BlackRock LifePath Index Retirement Fund; BlackRock LifePath Index 2020 Fund; BlackRock LifePath Index 2030 Fund; BlackRock LifePath Index 2040 Fund; and BlackRock LifePath Index 2050 Fund.

In addition, Cisco may credit additional matching amounts to a participant’s account for any plan year as determined by the Compensation Committee. For calendar years 2013 and 2012, there are matching contributions on deferrals over the IRS limitation on compensation that may be taken into account under the 401(k) Plan ($255,000 for 2013 and $250,000 for 2012). Generally, the matching contribution rate for calendar year 2012 was, and the matching contribution rate for calendar year 2013 will be, 4.5% of eligible compensation over the Code Section 401(a)(17) limit, with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2013 and 2012 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan.

Distributions are made in accordance with elections filed by participants at the time of their deferral elections and distributions are expected to occur on specified future distribution dates or after participant’s separation of service.

Under the 2005 Stock Incentive Plan, at the election of an eligible employee, the settlement of vested shares underlying restricted stock unit awards may be deferred until either (i) the employee’s separation from service with Cisco or (ii) the earlier of an elected future settlement date or the employee’s separation from service with Cisco, in each case in accordance with Code Section 409A.

Potential Payments upon Termination or Change in Control

None of our named executive officers have employment or severance agreements with Cisco, and their employment may be terminated at any time at the discretion of the Board of Directors. For information regarding potential payments upon termination under the Deferred Compensation Plan, in which certain named executive officers participate, and the deferred equity awards of Mr. Moore under the 2005 Stock Incentive Plan, see “Nonqualified Deferred Compensation—Fiscal 2013” above.

Acceleration of Equity Awards.

As described above in the “Compensation Discussion and Analysis” section, each outstanding award to all employees under the 2005 Stock Incentive Plan and the 1996 Stock Incentive Plan that is subject to vesting provisions, and each PRSU or PRSU right awarded from time to time, will vest in full (at target levels for PRSUs and PRSU rights) and, if applicable, become immediately exercisable in the event that Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity, or in the event there is a hostile change in control or ownership of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders to accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership.

The Compensation Committee has adopted a policy (the “Death and Terminal Illness Policy”) that applies to each outstanding award to all employees (other than as described in this paragraph) and that can be revoked or changed at any time. Pursuant to this policy, if the holder of such an award dies or becomes terminally ill, his or her aggregate awards will generally vest in an amount equal to the greater of (a) 100% of the unvested shares subject to the awards (at target levels for PRSUs) up to a total value of $10 million, net of aggregate exercise or purchase price, or (b) up to one year of vesting from the date of death or determination of terminal illness. For purposes of this policy, shares subject to each award are valued based on the closing share price of Cisco common stock on the date of death or determination of terminal illness.

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the three-year performance period. Further, PRSUs will be forfeited and provide no value to its holder to the extent a named executive officer violates specific post-retirement covenants.

The table below sets forth the intrinsic values that the named executive officers would derive in the event of (a) a hostile change in control of Cisco or change in control in which the awards are not assumed or replaced by the acquiror, (b) the death or terminal illness of the named executive officer, or (c) the retirement of the named executive officer, that in each case hypothetically occurred on the last business day of fiscal 2013. For restricted stock unit awards and PRSUs, the intrinsic value is based upon the fiscal 2013 year-end closing share price of Cisco common share of $25.50, and for stock options, the value is based on such $25.50 minus the exercise price of the applicable stock option.

Potential Payments—Accelerated Equity Awards

	Hostile Change in Control or Change in Control in Which Awards Are Not Assumed or Replaced by Acquiror			Death or Terminal Illness (1)			Retirement (2)
Name	Intrinsic Value of Accelerated Stock Options ($)	Intrinsic Value of Accelerated Restricted Stock Units and PRSUs ($)	Total Intrinsic Value of Accelerated Equity Awards ($)	Intrinsic Value of Accelerated Stock Options ($)	Intrinsic Value of Accelerated Restricted Stock Units and PRSUs ($)	Total Intrinsic Value of Accelerated Equity Awards ($)	Intrinsic Value of Accelerated PRSUs ($)
John T. Chambers	$76,564	$39,244,500	$39,321,064	$76,564	$9,923,436	$10,000,000	$13,140,660
Frank A. Calderoni	$43,751	$21,594,038	$21,637,789	$43,751	$9,956,249	$10,000,000	—
Gary B. Moore	—	$36,343,620	$36,343,620	—	$10,000,000	$10,000,000	$5,482,745
Robert W. Lloyd	$43,751	$31,100,132	$31,143,883	$43,751	$9,956,249	$10,000,000	$5,064,657
Charles H. Robbins	—	$17,116,875	$17,116,875	—	$10,000,000	$10,000,000	—

(1)

Represents the intrinsic value of full acceleration, up to the limit of $10 million, of stock options, restricted stock unit awards and PRSUs assuming those awards were to be accelerated under the Death and Terminal Illness Policy. In order to give effect to the aggregate limit of $10 million applicable under the Death and Terminal Illness Policy described above, the full intrinsic value of accelerated stock options is first applied against the dollar limit, and then the intrinsic value of accelerated restricted stock units that would cause the total intrinsic value to exceed the aggregate dollar limit is reduced accordingly. These values have not been, and may never be, realized.

(2)

Represents the value of PRSUs assuming shares were earned based on actual performance for the portion of the performance period that has been completed and target performance for the remainder. These values have not been, and may never be, realized. Further, PRSUs will be forfeited and provide no value to its holder to the extent the holder violates specific post-retirement covenants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Cisco’s Board of Directors has adopted a written related person transactions policy. The Audit Committee (or other committee designated by the Nomination and Governance Committee) reviews transactions that may be “related-person transactions,” which are transactions between Cisco and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of Cisco’s common stock, in each case since the beginning of the last fiscal year, and their immediate family members.

This policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•	employment-related compensation to executive officers that is determined by the Compensation Committee;

•	compensation to non-employee directors that is reported in Cisco’s proxy statement;

•	transactions with another company at which:

•	the related person’s only relationship is as a beneficial owner of less than 10% of that company’s shares or as a limited partner holding interests of less than 10% in such partnership;

•

the related person is an employee (other than an executive officer) and/or a director, if the aggregate amount involved in a Cisco fiscal year does not exceed the greater of $1 million or 2% of that company’s total annual revenues; or

•

the related person is the beneficial owner of less than a majority interest in that company (if the related person is solely related to Cisco because of its beneficial ownership of greater than 5% of Cisco’s common stock);

•

charitable contributions, grants or endowments to the Cisco Foundation or by Cisco or the Cisco Foundation to a charitable organization, foundation, or university at which the related person’s only relationship is as an employee (or at which the related person is a trustee, director or executive officer if the aggregate amount involved in a Cisco fiscal year does not exceed $300,000), or any non-discretionary matching contribution, grant, or endowment made pursuant to a matching gift program;

•	transactions where the related person’s interest arises solely from the ownership of publicly traded securities issued by Cisco and all holders of such securities receive proportional benefits;

•	transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

•	transactions where the rates or charges involved are determined by competitive bids;

•	transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

•	ordinary course business travel and expenses, advances and reimbursements; and

•

payments made pursuant to (i) directors and officers insurance policies, (ii) Cisco’s articles of incorporation or bylaws, and/or (iii) any policy, agreement or instrument previously approved by Cisco’s Board of Directors, such as indemnification agreements.

When transactions involving related persons do not fall into one of the above categories, they are reviewed by Cisco’s disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through Cisco’s Code of Business Conduct or other Cisco policies and procedures and reported to the Audit Committee (or other designated committee). That committee reviews the material facts of all related-person transactions and either approves, ratifies, rescinds, or takes other appropriate action (in its discretion) with respect to the transaction.

Certain Transactions with Related Persons

In September 2008, the Board of Directors adopted a travel policy whereby Cisco’s Chairman and CEO, John T. Chambers, is generally required to utilize a private airplane for business travel because his responsibilities on behalf of Cisco entail substantial national and international travel. Commencing with expenses incurred in September 2008, Mr. Chambers is reimbursed solely for business expenses incurred in the operation of a private plane when used for Cisco business, provided such expenses do not exceed the market rate charged for equivalent commercial charter travel. For such business travel expenses incurred in fiscal 2013, there are approximately $2.8 million of reimbursements to Mr. Chambers under this policy.

A brother of Robert W. Lloyd was employed as a sales executive by IBM in Canada until February 2013. The provision of services by IBM in connection with Cisco products, and the resale of the related Cisco products, comprised a substantial proportion of the sales for Mr. Lloyd’s brother during the relevant portion of fiscal 2013. The amount of the transactions in which Mr. Lloyd’s brother had an interest for fiscal 2013 was under $10 million. Mr. Lloyd had no direct involvement in these transactions.

In September 2008, Cisco made a loan to Charles H. Robbins, currently Senior Vice President, Worldwide Field Operations and an executive officer, in connection with his relocation to California at a time when he was not an executive officer of Cisco. The loan had an interest rate of 2.37%. Since the beginning of Cisco’s last fiscal year, the largest principal amount outstanding was approximately $1,047,751 and such amount plus accrued interest of approximately $33,919 was forgiven prior to his appointment as an executive officer.

Michael D. Capellas, a non-employee director of Cisco, served as the Chairman of the Board of VCE from January 2011 to November 2012 and was its Chief Executive Officer from May 2010 to September 2011. VCE is a joint venture that Cisco formed in fiscal 2010 with EMC, with investments from VMware and Intel. VCE helps organizations leverage best-in-class technologies and disciplines from Cisco, EMC and VMware, to enable the transformation to cloud computing. In the ordinary course of its business, VCE acquires products and services indirectly and directly from Cisco for sale to VCE customers. In addition, from time to time, Cisco purchases VCE solutions. Mr. Capellas remains eligible to receive future awards under VCE’s 2012 long-term cash incentive plan. See “Director Compensation” above.

Cisco’s cumulative investment in VCE is approximately $576 million, approximately $184 million of which has been invested since the beginning of fiscal 2013, inclusive in each case of accrued interest. Cisco’s cumulative investment in VCE includes an aggregate principal amount of outstanding loans of approximately $500 million (which was the largest aggregate amount of principal outstanding since the beginning of fiscal 2013) and accrued interest thereunder of approximately $41 million. The outstanding loans bear interest at an annual rate of 6.0% and are either due on demand or mature at various dates in fiscal 2014 through fiscal 2016. All principal and accrued interest under the loans is convertible into VCE equity. Cisco’s current ownership interest in VCE of approximately 35% is expected to increase to approximately 37% if the loans are converted into VCE equity. As VCE scales its operations, Cisco expects that it will make additional investments in VCE.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Cisco’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Cisco contained in Cisco’s Annual Report on Form 10-K for the 2013 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to applicable auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Cisco.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Cisco’s Annual Report on Form 10-K for its 2013 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Steven M. West, Chairperson

M. Michele Burns

Roderick C. McGeary

Arun Sarin

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to Be Considered for Inclusion in Cisco’s Proxy Materials.    Shareholders of Cisco may submit proposals on matters appropriate for shareholder action at meetings of Cisco’s shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Cisco’s proxy materials relating to its 2014 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Cisco no later than June 2, 2014. Such proposals should be delivered to Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134-1706 (and we encourage you to send a copy via email to CorporateSecretary@cisco.com), with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting.    Cisco’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of Cisco not less than sixty nor more than ninety calendar days prior to the anniversary of the date on which Cisco first mailed its proxy materials for its immediately preceding annual meeting of shareholders (as specified in Cisco’s proxy materials for its immediately preceding annual meeting of shareholders). To be timely for the 2014 Annual Meeting of Shareholders, a shareholder’s notice must be delivered or mailed to and received by Cisco’s Secretary at the principal executive offices of Cisco between July 2, 2014 and August 1, 2014. However, in the event that the annual meeting is called for a date that is not within thirty calendar days of the anniversary of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to Cisco’s Secretary must set forth the information required by Cisco’s bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.

In addition, the proxy solicited by the Board of Directors for the 2014 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which Cisco has not been provided with notice on or prior to August 1, 2014 and (ii) any proposal made in accordance with the bylaw provisions, if the 2014 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

PROXY SOLICITATION AND COSTS

Cisco will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that Cisco may provide to shareholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, Cisco has retained Georgeson Inc. to act as a proxy solicitor in conjunction with the annual meeting. Cisco has agreed to pay that firm $20,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of Cisco. No additional compensation will be paid to these individuals for any such services.

SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Once again this year, a number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (800) 542-1061, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Cisco will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials, you may write or call Cisco’s Investor Relations Department at Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706, Attention: Investor Relations, telephone (408) 227-2726.

Shareholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

FORM 10-K

CISCO WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF CISCO’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 27, 2013, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: CISCO SYSTEMS, INC., 170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.CISCO.COM.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for shareholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Chandler

Secretary

Dated: September 25, 2013

CISCO SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED

EFFECTIVE AS OF NOVEMBER 19, 2013

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CISCO SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED

(Effective as of November 19, 2013)

SECTION 1. INTRODUCTION.

The Company’s shareholders approved the Cisco Systems, Inc. 2005 Stock Incentive Plan, as amended and restated and effective on December 7, 2011. The Company’s Board of Directors approved an amendment and restatement of the Plan; provided that, the amendment and restatement of the Plan shall become effective upon its approval by Company shareholders. If the Company’s shareholders do not approve the amendment and restatement of the Plan, Awards will be made under the Plan as approved by shareholders on December 7, 2011.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants, and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

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(e) “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

(f) “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following:

(i) A change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or

(ii) The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders accept.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h) “Committee” means a committee described in Section 3.

(i) “Common Stock” means the Company’s common stock.

(j) “Company” means Cisco Systems, Inc., a California corporation.

(k) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

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(l) “Corporate Transaction” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following shareholder approved transactions:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(m) “Covered Employees” means those persons who are subject to the limitations of Code Section 162(m).

(n) “Director” means a member of the Board who is also an Employee.

(o) “Disability” means that the Key Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(p) “Employee” means an individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

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(s) “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. The Fair Market Value shall be determined by the following:

(i) If the Shares were traded over-the-counter or listed with NASDAQ on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for the date in question or (ii) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange on the date in question, the Fair Market Value is the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on the exchange determined by the Committee to be the primary market for the Common Stock for the date in question; provided, however, that if there is no such reported price for the Common Stock for the date in question under (i) or (ii), then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(t) “Fiscal Year” means the Company’s fiscal year.

(u) “Grant” means any grant of an Award under the Plan.

(v) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(w) “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(x) “Non-Employee Director” means a member of the Board who is not an Employee.

(y) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(z) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(aa) “Optionee” means an individual, estate or other entity that holds an Option.

(bb) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(cc) “Participant” means an individual or estate or other entity that holds an Award.

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(dd) “Performance Goal” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and preestablished by the Committee in accordance with Code Section 162(m): (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) writeoffs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) customer satisfaction; and/or (xxxii) total shareholder return, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to persons who are not Covered Employees may take into account other factors (including subjective factors).

(ee) “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(ff) “Plan” means this Cisco Systems, Inc. 2005 Stock Incentive Plan as amended and restated, and as it may be further amended from time to time.

(gg) “Previous Plan Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Cisco Systems, Inc. 1996 Stock Incentive Plan, the Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan or the Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan.

(hh) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s), whether through amendment, cancellation, or replacement grants, or any other means.

(ii) “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(jj) “SEC” means the Securities and Exchange Commission.

(kk) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as

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terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

(nn) “Share” means one share of Common Stock.

(oo) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(pp) “Stock Grant” means Shares awarded under the Plan.

(qq) “Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.

(rr) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(ss) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(tt) “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.

(uu) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(vv) “10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Board or a Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation & Management Development Committee shall be the Committee. Members of the

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Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Key Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to Non-Employee Directors, shall grant Awards under the Plan to such Non-Employee Directors, and shall determine all terms of such Awards.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i)	selecting Key Employees who are to receive Awards under the Plan;

(ii)	determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards;

(iii)	correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;

(iv)	accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)	interpreting the Plan;

(vi)	making all other decisions relating to the operation of the Plan; and

(vii)	adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by Key Employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed

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upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee, in its sole discretion.

(b) Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e) Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award or grant an Award upon the satisfaction of performance conditions. If performance conditions are included in Awards to Covered Employees, then such Awards may be subject to the achievement of Performance Goals established by the Committee. Such Performance Goals shall be established and administered

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pursuant to the requirements of Code Section 162(m). Before any Shares underlying an Award or any Award payments subject to Performance Goals are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Key Employees who are not Covered Employees need not comply with the requirements of Code Section 162(m).

(f) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g) Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the expiration term of the Option or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within eighteen months after the date of termination of Service.

(h) Director Fees. Each Non-Employee Director may elect to receive a Stock Grant or Stock Unit under the Plan in lieu of payment of a portion of his or her regular annual retainer based on the Fair Market Value of the Shares on the date any regular annual retainer would otherwise be paid. For purposes of the Plan, a Non-Employee Director’s regular annual retainer shall not include any additional retainer paid in connection with service on any committee of the Board or paid for any other reason. Such an election may be for any dollar or percentage amount equal to at least 25% of the Non-Employee Director’s regular annual retainer (up to a limit of 100% of the Non-Employee Director’s regular annual retainer). The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve month continuous period designated by the Board. Any amount of the regular annual retainer not elected to be received as a Stock Grant or Stock Unit shall be payable in cash in accordance with the Company’s standard payment procedures. Shares granted under this Section 4(h) shall otherwise be subject to the terms of the Plan applicable to Non-Employee Directors or to Participants generally (other than provisions specifically applying only to Employees).

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SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitations. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 694,000,000 Shares, subject to adjustment pursuant to Section 11. Shares issued as Stock Grants, pursuant to Stock Units or pursuant to the settlement of dividend equivalents will count against the Shares available for issuance under the Plan as 1.5 Shares for every 1 Share issued in connection with the Award or dividend equivalent.

(b) Additional Shares. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the Shares underlying such Awards, plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof at the time of Grant, shall again become available for Awards under the Plan. If a Previous Plan Award is forfeited or is terminated for any other reason before being exercised or settled, then the Shares underlying such Previous Plan Award shall again become available for Awards under this Plan. SARs shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. In the event that withholding tax liabilities arising from an Award other than an Option or SAR are satisfied by the withholding of Shares by the Company, then the Shares so withheld, plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof at the time of Grant, shall again become available for Awards under the Plan. In the event that withholding tax liabilities arising from an Option or SAR are satisfied by the withholding of Shares by the Company, then the Shares so withheld shall not be added to the Shares available for Awards under the Plan. In addition, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise or settlement of an Option or SAR shall not be available for subsequent Awards under the Plan and Shares repurchased on the open market with the proceeds of an Option exercise shall not again be made available for issuance under the Plan.

(c) Dividend Equivalents. Any dividend equivalents settled in Shares under the Plan shall be applied against the number of Shares available for Awards.

(d) Share Limits.

(i) Limits on Options. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Options to purchase Shares during any Fiscal Year covering in excess of 5,000,000 Shares and the aggregate maximum number of Shares that may be issued in connection with ISOs shall be 694,000,000 Shares.

(ii) Limits on SARs. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Awards of SARs during any Fiscal Year covering in excess of 5,000,000 Shares and the aggregate maximum number of Shares that may be issued in connection with SARs shall be 694,000,000 Shares.

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(iii) Limits on Stock Grants and Stock Units. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 5,000,000 Shares.

(iv) Limits on Awards to Non-Employee Directors. Subject to adjustment pursuant to Section 11, no Non-Employee Director shall receive Awards during any Fiscal Year covering, in the aggregate, in excess of 50,000 Shares; provided that any Shares received pursuant to an election under Section 4(h) shall not count against such limit.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Shareholders) on the date of Grant.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant. Unless the applicable Stock Option Agreement provides otherwise, each Option shall vest and become exercisable with respect to 20% of the Shares subject to the Option upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the Option shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the Option shall be ten years from the date of Grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement and no Option may provide that, upon exercise of the Option, a new Option will automatically be granted.

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(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding Options unless there is approval by the Company shareholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of an Option shall not, without the consent of the Optionee, impair his or her rights or obligations under such Option.

(f) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. PAYMENT FOR OPTION SHARES.

The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i) Surrender of Stock. Payment for all or any part of the Exercise Price or Options may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration. Such Shares shall be valued at their Fair Market Value.

(ii) Cashless Exercise. Payment for all or any part of the Exercise Price may be made through Cashless Exercise at the Committee’s sole discretion.

(iii) Other Forms of Payment. Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

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In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this

Section 7. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Grant of a SAR under the Plan shall be evidenced and governed exclusively by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a SAR Agreement (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price which shall be established by the Committee. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant. Unless the applicable SAR Agreement provides otherwise, each SAR shall vest and become exercisable with respect to 20% of the Shares subject to the SAR upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the SAR shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the SAR shall be ten years from the date of Grant. A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. No SAR may provide that, upon exercise of the SAR, a new SAR will automatically be granted.

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(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of Grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of those Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding SARs unless there is approval by the Company shareholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of a SAR shall not, without the consent of the Participant, impair his or her rights or obligations under such SAR.

(g) Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9. TERMS AND CONDITIONS FOR STOCK GRANTS.

(a) Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant. Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains and shall be subject to adjustment of such number in accordance with Section 11. A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

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(b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the various Stock Grant Agreements entered into under the Plan need not be identical.

(c) Payment for Stock Grants. Stock Grants may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

(d) Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Grant Agreement provides otherwise, each Stock Grant shall vest with respect to 20% of the Shares subject to the Stock Grant upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement, and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

(f) Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g) Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding stock grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Grant such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

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SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced and governed exclusively by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Unit Agreement (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c) Payment for Stock Units. Stock Units shall be issued without consideration.

(d) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Unit Agreement provides otherwise, each Stock Unit shall vest with respect to 20% of the Shares subject to the Stock Unit upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach and may not be paid until the applicable conditions and restrictions, including any performance conditions, are satisfied.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion.

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Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Unit such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

(i) Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement, and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 11. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments to the following:

(i) the number of Shares and the kind of shares or securities available for future Awards under Section 5;

17

(ii) the limits on Awards specified in Section 5;

(iii) the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv) the Exercise Price under each outstanding SAR or Option.

(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12. EFFECT OF A CORPORATE TRANSACTION.

(a) Corporate Transaction. In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Options, SARs, or Stock Units by the surviving corporation or its parent, for the assumption of outstanding Stock Grant Agreements by the surviving corporation or its parent, for the replacement of outstanding Options, SARs, and Stock Units with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding Awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards, for accelerated vesting of outstanding Awards, or for the cancellation of outstanding Options, SARs, and Stock Units, with or without consideration, in all cases without the consent of the Participant.

(b) Acceleration. The Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Corporate Transaction or a Change in Control occurs. Unless otherwise provided in the applicable Award agreement, in the event that a Corporate Transaction occurs and any outstanding Options, SARs or Stock Units are not assumed, substituted, or replaced with a cash incentive program pursuant to Section 12(a) or any outstanding Stock Grant Agreements are not assumed pursuant to Section 12(a), then such Awards shall fully vest and be fully exercisable immediately prior to such Corporate Transaction. Immediately following the consummation of a Corporate Transaction, all outstanding Options, SARs and Stock Units shall terminate and cease to be outstanding, except to the extent that they are assumed by the surviving corporation or its parent.

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(c) Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 13. LIMITATIONS ON RIGHTS.

(a) No Entitlements. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b) Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

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SECTION 14. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering or attesting to all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

SECTION 15. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan shall become effective upon its approval by Company shareholders. The Plan shall terminate at the Company’s 2021 Annual Meeting of Shareholders and may be terminated on any earlier date pursuant to this Section 15.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is otherwise required by applicable laws, regulations or rules.

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CISCO SYSTEMS, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M63306-P43057	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CISCO SYSTEMS, INC.
The Board of Directors recommends you vote FOR
Proposals 1, 2, 3 and 4:

1.	Election of Directors		For	Against	Abstain

Nominees:
	1a. Carol A. Bartz		☐	☐	☐

	1b. Marc Benioff		☐	☐	☐			For	Against	Abstain

1c.    Gregory Q. Brown

1d.   M. Michele Burns

1e.    Michael D. Capellas

1f.    John T. Chambers

1g.   Brian L. Halla

1h.   Dr. John L. Hennessy

1i.    Dr. Kristina M. Johnson

1j.    Roderick C. McGeary

1k.   Arun Sarin

1l.    Steven M. West

			☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	2. Approval of amendment and restatement of the 2005 Stock Incentive Plan.		☐	☐	☐
						3. Approval, on an advisory basis, of executive compensation.		☐	☐	☐
						4. Ratification of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for fiscal 2014.		☐	☐	☐
The Board of Directors recommends you vote AGAINST Proposal 5 submitted by a shareholder:
						5. Approval to have Cisco hold a competition for giving public advice on the voting items in the proxy filing for Cisco’s 2014 annual shareowners meeting.		☐	☐	☐

To act upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

						Please indicate if you plan to attend this meeting.		☐	☐

								Yes	No

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M63307-P43057

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 19, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the shareholders’ annual meeting to be held November 19, 2013 and the proxy statement, and appoints John T. Chambers and Frank A. Calderoni or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Cisco Systems, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of Cisco to be held on November 19, 2013 at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWELVE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side